An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The Company may elect to satisfy its obligation to deliver a final offering circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED February 12, 2024

Amendment No. 1

Worthy Wealth, Inc.

www.worthywealth.com

UP TO 4,211,500 SHARES OF COMMON STOCK

INCLUDING UP TO 111,500 SHARES OF COMMON STOCK

TO BE SOLD BY SELLING SECURITYHOLDERS AND 100,000 SHARES OF COMMON STOCK TO BE ISSUED AS A BONUS TO SUBSCRIBERS OF THE INITIAL 1,000,000 SHARES OF COMMON STOCK

$10 per share

MAXIMUM OFFERING AMOUNT: $41,115,000 (100,000 bonus shares are being issued without charge)

MINIMUM INDIVIDUAL INVESTMENT: 50 shares ($500)

Worthy Wealth, Inc. (the “Company,” “we,” “us,” “our,” or “ours”), a newly formed entity, is offering up to 4,211,500 shares of common stock, with a per share par value of $0.0001 (“Common Shares”), including up to 111,500 Common Shares to be sold by Selling Securityholders, and 100,000 Common Shares to be issued pro rata, as a bonus, without charge, to the subscribers of the initial 1,000,000 Common Shares (the “Bonus Shares”), on a best efforts basis at $10 per Common Share (other than the Bonus Shares, which will be issued without charge), for a maximum offering amount of $41,115,000 (“Maximum Offering Amount”). The minimum purchase is $500.00 and funds received will be placed in escrow until $10,000,000 of funds are received, at which point the funds will be released from escrow and will be immediately available to us. After the release from escrow, all additional funds received will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering. The termination of the Offering will occur on the earlier of (i) the date that we receive subscriptions for all Common Shares offered hereby, (ii) the date that is 12 months after the date this offering is qualified, if the Escrow Threshold has not been met at that date, or (iii) an earlier date determined by the Company in its sole discretion. For more information on the terms of the Common Shares being offered, please see “The Offering” beginning on page 11 of this offering circular.

SEE “SECURITIES BEING OFFERED” AT PAGE 46

Common Stock (5)	Price to Public	Selling Agent Commissions (1)	Proceeds to Issuer (3)	Proceeds to Other Persons (2)(4)
Price Per Share	$10.00	$0.55	$9.45	$10.00
Total Maximum (3)	$41,115,000.00	$2,200,000.00	$37,800,000.00	$1,115,000.00

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(1)	The Company has engaged Texture Capital, Inc. (“Texture”), a broker-dealer registered with the SEC and a member of FINRA, to act as the broker-dealer of record in connection with this offering to provide processing and compliance services and will pay up to a maximum of $2,200,000 in connection with the terms of the Broker-Dealer Agreement between the Company and Texture, attached as Exhibit 1.1 hereto. The Broker-Dealer Agreement provides for the following payments to Texture: (i) a fee equal to 1% of the initial $40,000,000 of gross proceeds in the offering, for a maximum of up to $400,000; (ii) a fee equal to 5% of the gross proceeds from the sale of the first $30,000,000 in Common Shares resulting from the direct selling efforts of Texture not to exceed $1,500,000; and (iii) a fee equal to 3% on the next $10,000,000 in Common Shares resulting from the direct selling efforts of Texture not to exceed $300,000. The maximum total sales compensation payable to Texture in connection with this offering is $2,200,000, which does not include a one-time consulting fee of $5,000 payable by the Company to Texture. The Consulting Fee will cover expenses anticipated to be incurred by the firm such as due diligence expenses, working with the Company’s counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A). See “Plan of Distribution.” The value in the chart reflects the weighted average commission Texture will receive if the Maximum Offering Amount is sold. Texture will not receive any commissions or fees with respect to any Common Shares being offered by Selling Securityholders or Bonus Shares.

(2)	The Company expects that the amount of expenses of the Offering will be approximately $2,260,000, including professional and compliance fees and other costs of the Offering.

(3)	Assumes that the maximum aggregate offering amount of $40,000,000 in cash proceeds is received by the Company.
(4)	The proceeds represent amounts to be paid Selling Securityholders listed in this Offering Circular. The Selling Securityholders are offering up to 111,500 Common Shares. See “Plan of Distribution and Selling Securityholders.”

(5)	Amounts in the table do not include up to 100,000 Common Shares to be issued to the subscribers of the initial 1,000,000 Common Shares, pro rata, as a bonus, without charge (“Bonus Shares”).

We have engaged Texture Capital, Inc. (“Texture” or the “BOR”), member Financial Industry Regulatory Authority (“FINRA”)/Securities Investor Protection Corporation (“SIPC”), and registered as a broker-dealer in all 50 states, to act as the broker-dealer of record to provide processing and compliance services in connection with this offering. If any other broker-dealer or other agent/person is engaged by the Company in connection with the offering of our Common Shares, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. To the extent that the Company’s officers and directors make any communications in connection with this offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. See “Plan of Distribution” in this offering circular.

No public market has developed nor is expected to develop for the Common Shares and we do not intend to list the Common Shares on a national securities exchange, Alternative Trading System, or interdealer quotational system.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” and, as such, have elected to comply with certain reduced public company reporting requirements. See “Offering Summary—Emerging Growth Company Status.”

We believe that we fall within the exception of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act of 1940. Section 3(c)(5)(C) provides an exemption for a company that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. If for any reason we fail to meet the requirements of the exemption provided by Section 3(c)(5)(C) we will be required Factors” section on page 14 of this Offering Circular.

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Our principal office is located at 11175 Cicero Dr., Suite 100, Alpharetta, GA 30022, and our phone number is (678) 646-6791. Our corporate website address is located at www.worthywealth.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATIONTHAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering circular is following the disclosure format of Part I of SEC Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this offering circular is February 12, 2024

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Unless the context otherwise indicates, when used in this offering circular, the terms “the Company,” “we,” “us,” “our” and similar terms refer to Worthy Wealth, Inc., a Georgia corporation, and, after the closing of the transactions set forth in that certain Securities Purchase Agreement by and among us and Worthy Financial, Inc., our wholly-owned subsidiaries Worthy Property Bonds Inc., a Florida corporation (“WPB”) and Worthy Property Bonds 2, Inc., a Florida corporation (“WPB2”), which we refer to together as the “WPB Companies”, and the WPB Companies’ wholly-owned subsidiaries, Worthy Lending V, LLC, a Delaware limited liability company (“Worthy Lending V”) and Worthy Lending VI, LLC, a Delaware limited liability company (“Worthy Lending VI”), which we refer to together as the “Worthy Lending Entities”). We use a twelve-month fiscal year ending on June 30th In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on September 30th, December 31st, March 31st and June 30th respectively.

The information contained on, or accessible through, the websites at www.worthywealth.com is not part of, and is not incorporated by reference in, this offering circular.

The Common Shares will only be offered for sale in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to such information is taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Offering Circular contains forward looking statements that are subject to various risk and uncertainties and that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Many of these statements are contained under the headings “Offering Circular Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

You should read thoroughly this Offering Circular and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this Offering Circular. Other sections of this Offering Circular include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this Offering Circular, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Common Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

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3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D; or

5.	possesses certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, which the SEC may designate from time to time by order, including the Series 7, Series 65, and Series 82 licenses as qualifying natural persons.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Common Shares will not be offered and sold in any state where the BOR is not registered as a broker-dealer. The BOR, in its capacity as broker of record for this offering, will be permitted to make a determination that the subscribers of the Common Shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation.

Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file: (i) annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements), (ii) semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and (iii) current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on-frequency” and “say-on-golden-parachute” votes);
●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the rules of the Securities and Exchange Commission (the “SEC”). For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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OFFERING CIRCULAR SUMMARY

This summary highlights certain information about us and this Offering contained elsewhere in this Offering Circular. Because it is only a summary, it does not contain all the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Offering Circular. Before you decide to invest in our securities, you should read the entire Offering Circular carefully, including “Risk Factors” beginning on page 14 and our financial statements and the accompanying notes included in this Offering Circular.

Overview of the Company

Worthy Wealth, Inc. (the “Company”) was formed as a Georgia corporation on July 11, 2023, and has authorized 10,000,000 shares of its par value common stock, with a par value of $0.0001 (the “Common Shares”). To date our activities have involved the organization of our Company and the execution of a stock purchase agreement (the “SPA”) pursuant to which the Company will acquire all of the issued and outstanding equity of Worthy Property Bonds, Inc., a Florida corporation (“WPB”) and Worthy Property Bonds 2, Inc., a Florida corporation (“WPB2”), which we refer to together as the “WPB Companies”, as well as their two wholly-owned subsidiaries, Worthy Lending V, LLC, a Delaware limited liability company and a subsidiary of WPB (“Worthy Lending V”) and Worthy Lending VI, LLC, a Delaware limited liability company and a subsidiary of WPB2 (“Worthy Lending VI”), which we refer to together as the “Worthy Lending Entities” (the “Acquisition”). The SPA was executed on December 11, 2023, by and between the Company and Worthy Financial Inc., a Delaware corporation (“WFI”) (the “Purchase Agreement”). The WPB Companies and the Worthy Lending Entities are collectively referred to herein as the “Target Companies”.

Upon the closing of the Acquisition, our business will be primarily conducted through our operating subsidiaries, WPB and WPB2, and their subsidiaries, Worthy Lending V and Worthy Lending VI, respectively. Under our subsidiaries’ business models, we intend to generate revenue in multiple ways, through:

●	interest generated from each loan that we make;
●	distributions from real estate investments; and
●	fees from ancillary services that we may introduce to our Worthy members.

As a condition to the closing of the Acquisition, the Company and Seller will enter into that certain (i) Domaine Name Assignment pursuant to which Seller assigns and transfers to Buyer all of Seller’s right, title and interest in and to certain domain names set forth therein (“Domain Name Assignment”); (ii) FinTech Assignment Agreement pursuant to which Seller assigns and transfers to Buyer Seller’s FinTech Platform, and all underlying technology (“FinTech Assignment Agreement”), and (iii) Technology License Assignment Agreement pursuant to which Seller assigns and transfers to Buyer all of Seller’s right, title and interest, in that certain Technology License Agreement by and between Seller and WPB, dated September 30, 2021, and by and between Seller and WPB2, dated February 8, 2023 (collectively, the “Technology License Assignment Agreement”). Post-closing, the Company will license the Worthy Fintech Platform to Seller for use with respect to Seller’s remaining subsidiaries.

As part of the Acquisition, the Company will acquire a fintech platform and mobile app (the “Worthy App”) that allows its users to digitally purchase Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company’s to-be subsidiaries. The Company will, after closing of the SPA, also own its proprietary website allowing direct purchases of Common Shares (collectively the “Worthy Fintech Platform”).

The Company, upon the closing of the Acquisition, will, through the Target Companies, be engaged in the business of real estate finance. Both WPB and WPB2 offer real estate bonds directly through the Worthy website at www.worthybonds.com and though the Worthy App under separate Regulation A, Tier 2 offerings. More information on these offerings can be found at the Worthy websites, through the Worthy app, or by searching the offerings at www.sec.gov/edgar/search.

Our business model, which will be implemented through the Target Companies, will be centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate through our subsidiaries. We anticipate that (i) at least 55% of the assets to be held by the Target Companies will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of the assets to be held by the Target Companies will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of the total assets to be held by the Company, through the Target Companies, shall consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the Target Companies sale of Worthy Bonds will provide the capital for these activities.

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Summary of the Offering

Securities being offered:	Up to 4,211,500 shares of common stock with a par value $0.0001 per share (the “Common Shares”), including (1) up to 111,500 Common Shares to be offered by Selling Securityholders, and (2) up to 100,000 Bonus Shares to be issued to the subscribers of the initial 1,000,000 Common Shares as a bonus, pro rata, without charge, on a “best efforts” basis, for a maximum amount of $41,115,000 (“Maximum Offering Amount”). .

Offering Price:	$10.00 per Common Share.

Regulation A Tier:	Tier 2

Investor Suitability:	The Common Shares will not be sold to any person unless they are a “qualified purchaser”. A “qualified purchaser” includes: (1) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other investors who meet the investment limitations set forth in Rule 251(d)(2) (C) of Regulation A. Such persons as stated in (2) above must conform with the “Investment Amount Restrictions” as described in the section below. Each person acquiring Common Shares may be required to represent that he, she or it is purchasing the Common Shares for his, her or its own account for investment purposes and not with a view to resell or distribute the securities. Each prospective purchaser of Common Shares may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing the Common Shares is an accredited investor if such is claimed by the investor. Furthermore, the Common Shares will only be offered and sol to investors located in states where the BOR is registered as a broker-dealer.

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Securities outstanding prior to this offering:	As of December 31, 2023, the Company has 3,111,500 Common Shares issued and outstanding.

Securities Outstanding after the offering	After the Offering the Company will have 7,211,500 Common Shares issued and outstanding, assuming all the Offering is fully subscribed.

Manner of offering:

The Common Shares described in this offering circular will be offered on a continuous basis. This offering is being conducted on a “mini-maxi” basis. The Escrow Agent will hold all proceeds of sales in this offering in escrow until such time as the proceeds equal $10,000,000 (the “Escrow Threshold”), at which point the proceeds will be released to the Company. If the Escrow Threshold is not reached by the date that is 12 months after the date that this offering is qualified, all proceeds in escrow will be refunded to the subscribers. After the initial release from escrow, this offering will be on a “best efforts” basis, and all proceeds will be made immediately available to the Company. We have engaged the services of the BOR, which is a registered broker-dealer, to provide processing and compliance services in connection with the offering.

If any other broker-dealer or other agent/person is engaged to sell our Common Shares, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. Please see “Plan of Distribution” beginning on page 48 of this offering circular.

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Broker	The Company has entered into an agreement with the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Common Shares will occur, and is a member of FINRA and the Securities Investor Protection Corporation (“SIPC”). The BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below under “Plan of Distribution – Fees and Expenses”). The BOR will provide processing and compliance services in connection with the Offering. The Common Shares will be offered and sold only in states where the BOR is registered as a broker-dealer. Please see “Plan of Distribution – Broker” beginning on page 50 of this offering circular.

Minimum and Maximum Investment Amount	The minimum investment amount per investor is $500. There is no maximum investment amount per investor.

Voting Rights	The Common Shares do have voting rights.

Dividends:	The Company does not presently intend to pay dividends on the Common Shares, and will instead use any net income generated by the Company’s business for general working capital purposes.
Liquidation:	In the event of a liquidation of the Company, the holders of the Common Shares will share pro rata in any funds available for distribution to security holders.
Risk Factors:	Purchasing the Common Shares and our business in general is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 14.

How to invest:	Please visit the Worthy Website at www.worthywealth.com and click the “Invest” button at the top of the home page. Please see “Plan of Distribution” appearing later in this offering circular.

Use of proceeds:	If we sell all 4,111,500 of our Common Shares (excluding the Bonus Shares which are being issued without charge) ($41,115,000) offered hereby we estimate we will receive net proceeds from this offering of approximately $37,740,000, and the Selling Securityholders will receive net proceeds from this offering of approximately $1,115,000. The Company expects that the amount of offering expenses, which will be bourn entirely by the Company, will be approximately $2,260,000, including commissions, professional and compliance fees and other costs of the offering. We intend to use the proceeds from this offering to fund the closing of the Acquisition, to implement the business model described above and for general corporate purposes including the costs of this offering. See “Use of Proceeds.”

Transfer Agent	The Company intends to engage KoreConX to act as its transfer agent and to maintain the Company’s share register upon the initial closing of the offering.
Escrow:	This offering is being conducted on a “mini-maxi” basis. The Escrow Agent will hold all proceeds of sales in this offering in escrow until such time as the proceeds equal $10,000,000 (the “Escrow Threshold”), at which point the proceeds will be released to the Company. If the Escrow Threshold is not reached by the date that is 12 months after the date this offering is qualified, all proceeds in escrow will be refunded by the Escrow Agent to the subscribers. Thereafter, all such proceeds shall be immediately available to the Company use for the purposes set forth herein.

Termination of the offering	The termination of the offering will occur on the earlier of (i) the date that we receive subscriptions for all Common Shares offered hereby, (ii) the date that is 12 months after the date this offering is qualified, if the Escrow Threshold has not been met at that date, or (iii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time.

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Summary of Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 14. These risks include, but are not limited to the following:

●	We are an early-stage startup with no operating history, and we may never become profitable;
●	Other than through the sale of the Common Shares, and income generated from the operation of our business, we may be unable to meet our operating expenses;
●	We have no operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	Unless we raise at least $10,000,000 in this Offering by the date that is 12 months after the date that his offering is qualified we may not be able to close the Acquisition, the Acquisition may have to be terminated, and the Escrow Agent will refund subscription amount to the subscribers;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	Holders of our Common Shares are exposed to the credit risk of our Company;
●	There has been no public market for our Common Shares and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Selected Historical Consolidated Financial Data

The following table presents our summary historical consolidated financial data for the period indicated. The summary historical consolidated financial data for the period from July 11, 2023, through September 30, 2023, and the balance sheet data as of September 30, 2023, and is derived from the audited consolidated financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this Offering Circular.

	July 11, 2023 through September 30, 2023

Statement of Operations Data
Total revenues	$
Gross profits	$
Total operating expenses		$15,835.00
Loss from operations		$15,835.00
Nonoperating income (expense)	$
Net loss		$15,835.00
Net loss per share, basic and diluted	$

Balance Sheet Data (at period end)
Cash and cash equivalents		$214,063.00
Working capital		$207,465.00
Total assets		$214,063.00
Total liabilities		$6,598.00
Stockholder’s equity (deficit)		$207,465.00

(1)	Working capital represents total assets less total liabilities.

Pro forma financial statements (combining Worthy Wealth, Worthy Property Bonds and Worthy Property Bonds 2) have been prepared as of September 30, 2023 as if the acquisition had occurred on that date and are included elsewhere in this Form 1-A. See below for financial highlights of the combined entity:

Selected Pro Forma Financial Data

Assets:
Cash	$4,329,929.00
Mortgage loans held for investments (net)	$28,481,928.00
Investments	$6,527,456.00

Liabilities
Bond liabilities	$40,449,239.00
Accrued interest	$1,097,900.00

Total stockholders’ equity	$(2,199,725.00)

Revenue and Expenses:
Interest income and loans receivable	$1,402,594.00
Cost of revenue	$1,219,997.00
Total operating expenses	$4,705,534.00

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RISK FACTORS

Investing in our securities involves risks. In addition to the other information contained in this offering circular, you should carefully consider the following risks before deciding to purchase our securities in this offering. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Risks Related to our Industry

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we intend to conduct business or make it more difficult or costly for us to participate in or otherwise make loans. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to participate in and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future.

Worsening economic conditions may result in decreased demand for loans, cause borrowers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, pandemic like the recent coronavirus (COVID-19) and catastrophes.

There can be no assurance that economic conditions will remain favorable for our business or that demand for loans in which we participate or default rates by borrowers will remain at current levels. Reduced demand for loans would negatively impact our growth and revenue, while increased default rates by borrowers may inhibit our access to capital and negatively impact our profitability. Further, if an insufficient number of qualified borrowers apply for loans, our growth and revenue would be negatively impacted.

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The outbreak of any health epidemic may cause an overall decline in the economy as a whole, and may materially harm our business, results of operations and financial condition.

The Company’s operations may be affected by future health-related threats. The ultimate disruption which may be caused by any such outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources.

Our management team has limited experience in real estate investing.

Our management team’s experience in real estate investing is primarily related to underwriting mortgage loans. If the method adopted by the Company for evaluating real estate property related to a potential real estate loan and for establishing interest rates for the corresponding real estate loan proves flawed, investors may not receive the expected return on their investment in Common Shares, which could negatively impact your investment in the Company.

We have limited experience in managing real estate investments or developing real estate projects.

Our management team’s experience in managing real estate investments and developing real estate projects is limited. If the borrower is unable to repay its obligations under a loan from us, we may foreclose on the real estate property. Although we will seek out purchasers for the property, we or experienced third parties engaged by us may have to take an active role in the management of the real estate or the project. Prospective investors should consider that the members of our management have limited experience in managing real estate or developing real estate projects. No assurances can be given that we or third parties engaged by us can manage real estate or operate real estate projects profitably.

Competition for employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we intend to invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve borrowers could diminish, resulting in a material adverse effect on our business.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations. Our competitors may be able to have a lower cost for their services which would lead to borrowers choosing such other competitors over the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us.

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Risks Related to Our Company

We have no operating history upon which you can evaluate our performance.

The Company is a start-up with no operating history and is, thus, currently not profitable. The Company expects that it will lose money in the foreseeable future, and we may not be able to achieve profitable operations. The majority of the proceeds from this Offering will be utilized by the Company to fund the Acquisition. In order to achieve profitable operations, after the closing of the Acquisition, we will need to raise significant proceeds from the sale of WPB Company Worthy Bonds and effectively deploy those proceeds by making secured loans or other permissible investments that provide a sufficient return to pay the interest payments on such Worthy Bonds, fund our operating expenses and generate a net profit. The Company cannot be certain that its business will be successful or that it will generate significant revenues and become profitable. An investment in the Company is highly speculative, and no assurance can be given that the stockholders will realize any return on their investment or that they will not lose their entire investment.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from July 11, 2023 (inception) to September 30, 2023.

We are an early-stage startup with no operating history, and we may never become profitable. Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph in their opinion on our audited consolidated financial statements for the period from July 11, 2023 (inception) to September 30, 2023, that states that there is a substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. There is substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern. No assurances can be given that we will achieve success in selling our Common Shares, or that, after the closing of the Acquisition, the WPB Companies will achieve success in selling their Worthy Bonds.

We may need to raise additional capital to implement our business plan.

We have not generated any revenues and we are dependent on the proceeds from this Offering to provide funds to implement our business model. After the closing of the Acquisition, we will be dependent on the proceeds of the WPB Companies’ offerings of Worthy Bonds to implement our business model. We may have substantial future cash requirements but no assured financing source to meet such requirements. Our future capital requirements will depend on a number of factors, including our ability to generate sufficient “spread” between the interest rate on the Worthy Bonds and the interest our lending subsidiaries receive from loans and other permissible investments they make using proceeds received from the sale of Worthy Bonds. If adequate funds are not available, including from this Offering, the Company may be required to delay or scale back its business plan.

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

● ●	receiving enough subscriptions in this offering to be able to close the Acquisition; after the closing of the Acquisition, continue to sell the WPB Companies’ Worthy Bonds;
●	expand the user base for the Worthy App and Worthy Website;
●	Increase the number and total volume of loans and other permissible investments made by our subsidiary issuers;
●	improve the terms on which loans are made to borrowers as our business becomes more efficient;
●	increase the effectiveness of our direct marketing and lead generation through referral sources;
●	favorably compete with other companies that are currently in, or may in the future enter, the business of financing small real estate developers;
●	successfully navigate economic conditions and fluctuations in the credit market;
●	effectively manage the growth of our business; and
●	successfully expand our business into adjacent markets.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

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We may experience losses on the loans we make or other permissible investments by our lending subsidiaries.

The WPB Companies’ loans made and to be made by our lending subsidiaries, upon the closing of the Acquisition, are and are planned to be primarily secured by the assets of the borrowers, there is no assurance that general economic conditions or the specific business and financial condition of the borrower, will not result in loan defaults. In that event, we would incur the costs to foreclose on our secured interests and there are no assurances that the amount we may recover from the disposal of the assets will equal the amounts of the obligation and associated costs.

If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

After the closing of the Acquisition, although a significant part of our loan decisions will be based on appraisals of the real estate underlying the loans, our decisions will be based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business, and operating results.

Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets, and liabilities. To the extent our models used to assess the creditworthiness of potential borrowers do not adequately identify potential risks, the risk profile of such borrowers could be higher than anticipated. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

We will rely on various referral sources and other borrower lead generation sources, including lending platforms.

After the closing of the Acquisition, unlike banks and other larger competitors with significant resources, we intend to rely on our smaller-scale marketing efforts, affinity groups, partners, and loan referral services to acquire borrowers. We do not have exclusive rights to referral services, and we cannot control which mortgage loans or the volume of mortgage loans we are sent. In addition, our competitors may enter into exclusive or reciprocal arrangements with their own referral services, which might significantly reduce the number of small mortgage borrowers we are referred. Any significant reduction in small developer mortgage borrower referrals could have an adverse impact on our loan volume, which will have a correspondingly adverse impact on our operations and our Company.

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries, including the WPB Companies, which may not be resolved in our favor.

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries. Certain of our executive officers and directors are also executive officers and directors of WFI, and its subsidiaries Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., Worthy Property Bonds, Inc., Worthy Property Bonds 2, Inc. and Worthy Management. This potential conflict of interest poses a risk that those executive officers and directors may devote an insufficient amount of time and effort to operating our Company because they are too busy devoting their time and effort to the operations of our affiliates. There are no assurances that any conflicts which may arise will be resolved in our favor, which could adversely affect our operations.

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A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

Upon the closing of the Acquisition, we will process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

After the closing of the Acquisition, any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

After the closing of the Acquisition, we will contract with third parties to provide services related to our online web lending and marketing, as well as systems that automate the servicing of our loan portfolios. While there are material cybersecurity risks associated with these services, we require that our vendors provide industry-leading encryption, strong access control policies, Statement on Standards for Attestation Engagements (SSAE) 16 audited data centers, systematic methods for testing risks and uncovering vulnerabilities, and industry compliance audits to ensure data and assets are protected. To date, we have not experienced any cyber incidents that were material, either individually or in the aggregate.

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If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

After the closing of the Acquisition, we will maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we will consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses will be an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

We will face increasing competition of other small developer real estate lenders and, if we do not compete effectively, our operating results could be harmed.

After the closing of the Acquisition, we will compete with other companies that make small developer real estate loans. If we are not able to compete effectively with our competitors, our operating results could be harmed.

Many of our competitors have significantly more resources and greater brand recognition than we do and may be able to attract borrowers more effectively than we do.

When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market, which could adversely affect our market share or ability to explore new market opportunities. Our pricing and credit terms could deteriorate if we act to meet these competitive challenges. Further, to the extent that the fees we pay to our strategic partners and borrower referral sources are not competitive with those paid by our competitors, whether on new loans or renewals or both, these partners and sources may choose to direct their business elsewhere. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

If a significant portion of our subsidiaries’ loan portfolios are past due, it could impact their ability to service payments on Worthy Bonds, which could adversely affect our results of operations.

After the closing of the Acquisition, our subsidiaries’ loans will generally be structured as interest only for at least the first year of repayment, then begin paying interest and principal in later years with all principal being due at maturity. At September 30, 2023, none of the WPB Companies’ loan receivables were past due for more than 90 days, and as of that date all loans were still in the interest only phase, with principal repayment upcoming. If the WPB Companies are unable to collect interest and principal on such loans or if their past due loan receivables increase as a percentage of their portfolios, they will be required to utilize cash on hand and the net proceeds of their respective offerings to make the interest payments and redemptions on their Worthy Bonds, which will reduce the amount of proceeds available to them to make loans and could adversely affect our results of operations and your investment in the Common Shares.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

After the closing of the Acquisition, we will receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the WPB Companies’ Worthy Bonds and services. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business.

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The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

We are reliant on the efforts of Christopher Carter, John Crittenden, Sally Outlaw and Alan Jacobs.

We rely on our directors and management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our executive officers and directors, Christopher Carter, John Crittenden, Sally Outlaw and Alan Jacobs. Our key personnel have expertise that could not be easily replaced if we were to lose any or all of their services.

Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be required to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Our lack of operating history makes it difficult for you to evaluate this investment.

We are a recently formed entity with no operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

We are subject to the risk of fluctuating interest rates, which could harm our planned business operations.

We expect to generate income from the interest rates we charge borrowers or otherwise make from our permissible investments, including any loan origination fees paid by borrowers. Due to fluctuations in interest rates, we may not be able to charge borrower’s an interest rate sufficient for us to generate income, which could harm our planned business operations and could negatively affect your investment in the Company.

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Risks Related to Being Deemed an Investment Company under the Investment Company Act

We could be materially and adversely affected if the Company, either of the WPB Companies, or any future subsidiaries, are deemed to be investment companies under the Investment Company Act.

The WPB Companies rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, which excludes from the definition of investment company “any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC Staff generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). It is possible that the staff of the SEC could disagree with our determinations. If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us. If we or any WPB Company is deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require compliance with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we or a WPB Company were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

If we or a WPB Company are deemed to be an investment company under the Investment Company Act and are therefore ineligible to rely on Regulation A to sell securities, the unregistered issuance of our securities to the investors pursuant to this Offering and/or the unregistered sale of securities by the WPB Companies pursuant to their offerings, as applicable, would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance giving the investors a right of rescission.

We and the WPB Companies rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, however, if the Company or a WPB Company is deemed to be an investment company under the Investment Company Act, that entity would no longer be eligible to offer securities under Regulation A of the Securities Act in this Offering, or at all. In the event that this occurs, the Company and or a WPB Company, as the case may be, would have to immediately terminate their offering. The unregistered issuance of securities to investors would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance. The securities sold prior to such termination would be subject to a private right of action for rescission or damages by the purchasing investors. Additionally, the WPB Companies may not have the funds required to address all rescissions if a large number of their investors seek rescission at the same time, and as a result, the WPB Company may be delayed in the delivery of funds for such rescissions and may be required to sell some of its assets, which may take significant amounts of time and may yield less than is needed to meet its rescission obligations. Additionally, the Company and/or a WPB Company, as applicable, would not be able to raise funds in any other offering pursuant to Regulation A to meet such rescission obligations.

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If we or a WPB Company is deemed to be an investment company under the Investment Company Act and is therefore ineligible to rely on Regulation A in its offerings, it could result in a large number of WPB Companies investors demanding repayment in a short period of time, and the WPB Companies may not have funds to satisfy those demands.

We and the WPB Companies rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, however, in the event that the Company or a WPB Company is deemed to be an investment company under the Investment Company Act, it would no longer be eligible to offer its securities under Regulation A of the Securities Act. If this occurs, it could result in a large number of WPB Companies investors demanding repayment in a short period of time, and the Company and/or a WPB Company, as the case may be, may not have funds to satisfy those demands. As a result, the WPB Companies may be delayed in the delivery of funds and may be required to sell some of its assets, which may take significant amounts of time and may yield less than is needed to meet our obligations. Additionally, the Company and/or a WPB Company, a applicable, would not be able to raise funds in any other offering pursuant to Regulation A to meet such demands.

If we or a WPB Company is deemed to be an investment company under the Investment Company Act and sell securities in reliance on Regulation A and operate as an unregistered investment company, the Company and/or a WPB Company, as the case may be, could be subject to liability under Section 5 of the Securities Act.

In the event that the Company or a WPB Company is deemed to be an investment company under the Investment Company Act, and if said entity sells securities in reliance on Regulation A and operates as an unregistered investment company due to a failure to qualify for the Section (3)(c)(5)(C) exemption of the Investment Company Act, for any securities sold by said entity in reliance on Regulation A, said entity could be liable for violating Section 5 of the Securities Act if any of the securities issued in this Offering would be considered to be an unregistered issuance of securities if no other exemption from registration is available. Section 5 allows purchasers to sue an entity for selling a non-exempt security without registering it, whereby the purchasers seek rescission with interest, or damages if the purchaser sold his securities for less than he purchased them. The Company and/or a WPB Company, as applicable, could also be subject to enforcement action by the SEC that claims a violation of Section 5 of the Securities Act. Additionally, if the Company and/or a WPB Company, as the case may be, was required to register as an investment company but failed to do so and therefore operated as an unregistered investment company, the Company and/or a WPB Company, as the case may be, could be subject to monetary penalties and injunctive relief in an action brought by the SEC.

Risks Related to the Common Shares and this Offering

The characteristics of the Common Shares may not satisfy your investment objectives.

The Common Shares may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing the Common Shares. The characteristics of the Common Shares may not satisfy your investment objectives, and may not be a suitable investment for you based on your ability to withstand a loss of principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any Common Shares, you should consider your investment allocation with respect to the amount of your contemplated investment in the Common Shares in relation to your other investment holdings and the diversity of those holdings.

There is no public market for the Common Shares, and none is expected to develop.

Common Shares are newly issued securities. Although under Regulation A the securities are not restricted, Common Shares are still highly illiquid securities. No public market has developed nor is expected to develop for the Common Shares, and we do not intend to list the Common Shares on a national securities exchange or interdealer quotational system. You should be prepared to hold your Common Shares as they are expected to be highly illiquid investments.

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The Company is controlled by its officers and directors.

The Company’s officers and directors currently hold over 94% of the Company’s Common Stock, and at the conclusion of this offering will continue to hold a significant percentage of the Company’s voting stock. As a result, investors in this offering may not have the ability to control or influence a vote of the shareholders.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Georgia, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Georgia, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. The forum selection provision will not be applicable to lawsuits arising from the federal securities laws. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Investors in the Common Shares may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in the Common Shares will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Georgia, which governs the agreements, by a federal or state court in the State of Georgia. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under any of the agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the relevant jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws. In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

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DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate shares outstanding) that occurs for any given share of stock when additional shares are issued. Investors in this Offering will experience immediate dilution from the sale of Common Shares by the Company. The Company anticipates that subsequent to this Offering it may require additional capital and such capital may take the form of additional Common Shares, Preferred Shares, other stock, securities or debt convertible into equity. When the Company issues more securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of shares could also result from a securities offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising stock or other equity options, or by conversion of certain instruments such as convertible bonds, other convertible classes of stock or warrants into other equity. If the Company decides to issue more stock or other securities, an investor could experience value dilution, with each Common Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share, although this typically occurs only if the Company offers dividends, and most early stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the company.

The type of dilution that negatively affects early-stage investors most occurs when a company sells more shares of stock or securities in a “down round,” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into shares of stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares of stock than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a stock price ceiling. Either way, the holders of the convertible notes get more shares of stock for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares of stock for their money. Investors should pay careful attention to the amount of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has not issued any convertible notes, but it is possible that such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Common Share to hold a certain amount of value, it is important to realize how the value of those Common Shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Common Share, ownership percentage, control, share of revenues and earnings per share.

If you invest in our Common Shares, your interest will be diluted to the extent of the difference between the public offering price per share and the “as adjusted net tangible” book value per share of our Common Shares after this Offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares outstanding. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering, on a fully converted basis, and the as adjusted net tangible book value per share immediately after completion of this Offering.

If you invest in our Common Shares, your interest will be diluted immediately to the extent of the difference between the Offering price per share and the pro forma net tangible book value per share after this Offering. As of the date of this Offering Circular, the net tangible book value of the Company was $207,465 based on the number of Common Shares (3,111,500), Warrants (0), Options (0), and Convertible Notes (0) issued and outstanding as of the date of this Offering Circular (total of 3,111,500), that equates to a net tangible book value of $0.067 per Share on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of shares of common stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering would be $5.65 per Share.

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Thus, if this Offering is fully subscribed, the net tangible book value per share owned by the Company’s current shareholders will have immediately increased by approximately $5.59 per Common Share without any additional investment on their part and the net tangible book value to per Common Share for new investors will immediately be diluted from $10.00 per share] to $5.65 per share or by $4.35 per Share. These calculations are based upon fully subscribed offering of Common Shares and do not include the costs associated with this Offering, and such expenses will cause further dilution.

The following table illustrates the approximate per share dilution to new investors discussed above, assuming the issuance of, respectively, 100%, 75%, 50% and 25% of the Common Shares offered for sale in this Offering:

Common Shares Sold	4,211,500	3,158,625	2,105,750	1,052,875
Offering Price	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per Share before the Offering	$0.67	$0.67	$0.67	$0.67
Increase per Share attributable to investors in this Offering	$5.59	$4.88	$3.89	$2.42
Pro forma net tangible book value per Share after the Offering	$5.65	$4.94	$3.95	$2.48
Dilution to investors	$4.35	$5.06	$6.05	$7.52
Dilution as a percentage of Offering Price	43.5%	50.6%	60.5%	75.2%

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

The Common Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A.

Our offering will expire on the earlier of (i) the date that we receive subscriptions for all Common Shares offered hereby, (ii) the date that is 12 months after this offering is qualified, if subscriptions for at least $10,000,000 have not yet been received, or (iii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time.

Generally speaking, Rule 3a4-1 under the Exchange Act provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Corporation or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii), except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his participation; and

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●	the person is not at the time of their participation an associated person of a broker-dealer; and

●	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

All subscription agreements and funds received by the Company for the purchase of Common Shares are irrevocable until accepted or rejected by the Corporation and should be delivered to the Company as provided in the Subscription Agreement, see Form of Subscription Agreement attached as Exhibit 4.1. A Subscription Agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s chief executive officer or by such other person as may be designated by our Board of Directors. Any subscription not accepted within 30 days will be automatically deemed rejected.

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days unless the maximum amount of the Offering is raised prior to that period ending. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Company. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company, or as otherwise set out herein.

The Company has engaged Texture Capital, Inc. (CRD# 300853), 59 Strong Place, Brooklyn, NY 11231, as broker-dealer of record for this Offering. For further details, See Broker-Dealer Agreement, Exhibit 1.1.

Should any fundamental change occur regarding the status of this Offering or other matters concerning the Company, we will file an amendment to this Offering Circular disclosing such matters.

Selling Securityholders

Certain shareholders of the Company intend to sell up to 111,500 Shares in this Offering. The Selling Securityholders will only participate in the Offering after the Company has sold 3,000,000 Shares in this Offering. The Company will not suspend the Company’s offer and sale of securities at any time during the Offering.

Once the Company has sold 3,000,000 Shares in this Offering, the Selling Securityholders listed below will be entitled to collectively sell 55,750 Shares, pro rata based on the total number of shares being offered by each Selling Securityholder.

After the Company has sold an additional 500,000 Shares in this Offering (for a total of 3,500,000 Shares sold by the Company), the Selling Securityholders listed below will be entitled to collectively sell 55,750 Shares, pro rata based on the total number of shares being offered by each Selling Securityholder.

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After qualification of the Offering Statement, the Selling Securityholders will enter into an irrevocable power of attorney (“POA”) with the Company and Alan Jacobs as attorneys-in-fact, in which they direct the Company and the attorneys-in-fact to take the actions necessary in connection with the offering and sale of their Common Shares. A form of the POA is filed as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Selling Shareholder	Shares of Common Stock owned prior to Offering	Total shares of Common Stock offered by selling shareholder (1)	Shares of Common Stock owned after the Offering (1)
Sally Outlaw	1,803,000	3,000	1,800,000
Alan Jacobs	1,006,000	6,000	1,000,000
Jungkun Centofanti	202,500	2,500	200,000
JANDC Investments, LLC	12,500	12,500	0
CBA 6 Investments, LLC	12,500	12,500	0
Michal Szczodry	50,000	50,000	0
JDMLD, LLC	12,500	12,500	0
James Eichmann	12,500	12,500	0
TOTAL (1)(2)	3,111,500	111,500	3,000,000

(1) Assumes maximum number of Shares are sold in this Offering.

(2) The total number of Shares owned by the selling shareholders prior to this offering represents 31.12% of the Company’s issued and outstanding capital stock. The total number of Shares offered by the selling shareholders represent 4% of the Company’s total issued and outstanding Shares prior to this offering.

USE OF PROCEEDS

If all 4,211,500 Common Shares (including 100,000 Common Shares to be issued as a bonus, without payment, pro rata, to the subscribers of the initial 1,000,000 Common Shares) offered hereby are sold, we estimate we will receive net proceeds from this offering of approximately $37,740,000, and the Selling Securityholders will received $1,115,000. We expect that the amount of expenses of the offering will be approximately $2,260,000, including professional and compliance fees and other costs of the offering, not including commissions, marketing costs or state filing fees. We plan to use the net proceeds to be received by the Company as follows, though we reserve the right to change the use of proceeds set forth below if all of the Common Shares offered hereby are not sold:

●	Fund the closing of the Acquisition, which will require a minimum cash payment of $10,000,000, up to a total of $30,000,0000, at closing;

●	To the extent the cash payment at the closing of the Acquisition is less than $30,000,000, the difference will be paid in the form of a promissory note from the Company to the Seller (the “Promissory Note”). Any such Promissory Note shall be issued by the Company to Seller at closing, shall bear interest on the outstanding principal amount thereof at a rate equal to Five and 50/100 Percent (5.50%) per annum, and shall be payable as follows: (i) on a monthly basis, commencing on the day that is one month after the closing date, and continuing on the same day for each of the following seventeen (17) months, in an amount equal to Ninety-Five Percent (95%) of the total amount of proceeds raised by the Company during the prior month through the sale of Common Shares in this offering; (ii) commencing on the date that is nineteen (19) months after the closing date (the “Term Out Date”) and continuing on the same day for each of the following sixteen months, monthly payments of principal in the amount of 1/18th of the principal amount outstanding under the Promissory Note on the Term Out Date, plus interest, and (iii) a final payment of all outstanding principal and interest under the Promissory Note on the date that is thirty-six (36) months after the closing date.

●	General operating expenses and overhead.

Funds received will be placed in escrow until $10,000,000 of funds are received, at which point the funds will be released from escrow and will be immediately available to us. We may close the offering without sufficient funds for all the intended purposes set out above.

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If all of the Common Shares being offered are sold in this offering (excluding the 100,000 Bonus Shares, which are being issued to subscribers of the initial 1,000,000 Common Shares, as a bonus, pro rata, without charge), we expect to receive gross proceeds of $40,000,000, and the Selling Securityholders will received gross proceeds of $1,115,000. However, we cannot guarantee that all of the Common shares being offered will be sold. The following table summarizes how we anticipate using the $40,000,000 gross proceeds of this offering to be received by the Company (which excludes amounts to be received by Selling Securityholders), assuming all of the offered Common Shares are sold in this offering, depending upon whether 26.6%, 53.2%, 79.8%, or 100% (Maximum Offering Amount) of the Common Shares being offered in the offering are sold:

	26.6%	53.2%	79.8%	100%
Gross Proceeds	$10,638,298	$21,276,596	$31,914,894	$40,000,000
Offering Expenses (Underwriting discounts and commissions to placement agents and/or broker-dealers)	$638,298	$1,276,596	$1,194,894	$2,200,000

Net Proceeds	$10,000,000	$20,000,000	$30,000,000	$37,800,000

Our intended use of the net proceeds is as follows:
Funding of the Purchase Price of the Acquisition	$10,000,000	$19,500,000	$29,000,000	$30,000,000
Working Capital and General Corporate Purposes	$0	$500,000	$1,000,000	$7,800,000
Total Use of Proceeds	$10,000,0000	$20,000,000	$30,000,000	$37,740,000

The Selling Securityholders will be entitled to begin selling Common Shares once the Company has sold $30,000,000 of Common Shares in this offering, see Plan of Distribution and Selling Securityholders – Selling Securityholders, at page 49.

DIVIDEND POLICY

The Company has not declared dividends on any of its shares in the past and does not intend to pay any in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board of Directors and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of dividends, and any other factors that the Board of Directors deems relevant.

INVESTMENT COMPANY ACT LIMITATIONS

A company that is treated as an “investment company” under the Investment Company Act of 1940 is subject to stringent regulation. If we are deemed to be an investment company, we and or a WPB Company may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require compliance with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

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If we or a WPB Company were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we and/or the WPB Companies, as the case may be, would no longer be eligible to offer securities under Regulation A of the Securities Act.

We anticipate that (i) at least 55% of WPB’s and WPB2’s assets will constitute “mortgages and other liens on and interests in real estate” (Qualifying Interests), (ii) at least 25% of our assets will constitute “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests) and (iii) no more than 20% of our assets will constitute assets that have no relationship to real estate. As a result, and as discussed in detail below, we believe the Company and the WPB Companies will not be treated as an investment company because of the exemption under Section 3(c)(5)(C) of the 40 Act, which provides that an entity “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate” will not be treated as an investment company.

The SEC has taken the position that an issuer qualifies for the Section 3(c)(5)(C) exemption if the following three conditions are satisfied:

1)	At least 55% of its assets consist of “mortgages and other liens on and interests in real estate.” We refer to these as “Qualifying Interests.”

2)	At least an additional 25% of its assets consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of the issuer’s assets are Qualifying Interests).

3)	Not more than 20% of the issuer’s assets consist of assets that have no relationship to real estate.

The SEC has also taken the position that Qualifying Interests:

1)	Include assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate.”

2)	Exclude interests in the nature of securities in other issuers engaged in the real estate business.

In addition, the SEC has taken the position that a mortgage loan will be treated as “fully secured by real property” where the following two conditions are satisfied:

1)	100% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan. We refer to this as the “Date of Purchase Test.”

2)	100% of the principal amount of the loan was secured by real estate at the time of origination. We refer to this as the “Date of Origination Test.”

Furthermore, the SEC has taken the position that real estate-type interests include:

1)	Certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan.

2)	Agency partial-pool certificates.

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DESCRIPTION OF BUSINESS

Overview of the Company

Worthy Wealth, Inc. (the “Company”) was formed as a Georgia corporation on July 11, 2023, and has authorized 10,000,000 shares of its par value common stock, with a par value of $0.0001 (the “Common Shares”). To date our activities have involved the organization of our Company and the execution of a stock purchase agreement (the “SPA”) pursuant to which the Company will acquire all of the issued and outstanding equity of Worthy Property Bonds, Inc., a Florida corporation (“WPB”) and Worthy Property Bonds 2, Inc., a Florida corporation (“WPB2”), which we refer to together as the “WPB Companies”, as well as their two wholly-owned subsidiaries, Worthy Lending V, LLC, a Delaware limited liability company and a subsidiary of WPB (“Worthy Lending V”) and Worthy Lending VI, LLC, a Delaware limited liability company and a subsidiary of WPB2 (“Worthy Lending VI”), which we refer to together as the “Worthy Lending Entities” (the “Acquisition”). The SPA was executed on December 11, 2023, by and between the Company and Worthy Financial Inc., a Delaware corporation (“WFI”) (the “Purchase Agreement”). The WPB Companies and the Worthy Lending Entities are collectively referred to herein as the “Target Companies”.

Upon the closing of the Acquisition, our business will be primarily conducted through our operating subsidiaries, WPB and WPB2, and their subsidiaries, Worthy Lending V and Worthy Lending VI, respectively. Under our subsidiaries’ business models, we intend to generate revenue in multiple ways, through:

●	interest generated from each loan that we make;
●	distributions from real estate investments; and
●	fees from ancillary services that we may introduce to our Worthy members.

As a condition to the closing of the Acquisition, the Company and Seller will enter into that certain (i) Domaine Name Assignment pursuant to which Seller assigns and transfers to Buyer all of Seller’s right, title and interest in and to certain domain names set forth therein (“Domain Name Assignment”); (ii) FinTech Assignment Agreement pursuant to which Seller assigns and transfers to Buyer Seller’s FinTech Platform, and all underlying technology (“FinTech Assignment Agreement”), and (iii) Technology License Assignment Agreement pursuant to which Seller assigns and transfers to Buyer all of Seller’s right, title and interest, in that certain Technology License Agreements by and between Seller and WPB, dated September 30, 2021, and between Seller and WPB2, dated February 8, 2023 (the “Technology License Assignment Agreement”). Post-closing, the Company will license the Worthy Fintech Platform to Seller for use with respect to Seller’s remaining subsidiaries.

As part of the Acquisition, the Company will acquire a fintech platform and mobile app (the “Worthy App”) that allows its users to digitally purchase Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company’s subsidiaries. The Company also owns its proprietary website allowing direct purchases of Worthy Bonds (collectively the “Worthy Fintech Platform”).

The Company, upon the closing of the Acquisition, will, through the Target Companies, be engaged in the business of real estate finance. Both WPB and WPB2 offer real estate bonds directly through the Worthy websites at www.worthypropertybonds.com or www.worthybonds.com and though the Worthy App under separate Regulation A, Tier 2 offerings. More information on these offerings can be found at the Worthy websites, through the Worthy app, or by searching the offerings at www.sec.gov/edgar/search.

Our business model, which will be implemented through the Target Companies, will be centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate through our subsidiaries. We anticipate that (i) at least 55% of the assets to be held by the Target Companies will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of the assets to be held by the Target Companies will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of the total assets to be held by the Company, through the Target Companies, shall consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the Target Companies sale of Worthy Bonds will provide the capital for these activities.

The Company also intends to organize additional wholly owned subsidiary issuers of SEC qualified debt and equity securities.

The Company has not yet generated any revenue and has no operating history.

Our management has raised substantial doubt about our ability to continue as a going concern based on these conditions and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from July 11, 2023 (inception) to September 30, 2023. We expect to generate income through the WPB Companies from (i) the interest rates we charge on our real estate loans and mortgages and other investments which we have acquired and (ii) profits we realize on the sale of the interests in real estate that we acquire. We also expect to use up to 25% of the proceeds from sales of our Common Shares to provide working capital and general corporate purposes for our Company until such time as our revenues are sufficient to pay our operating expenses.

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As the Worthy Lending Entities are wholly owned subsidiaries of the WPB Companies, we expect that the real estate loans and other assets of the Worthy Lending Entities, and the returns from the operations of such real estate loans and assets, will generally remain available to support and fund the payment obligations of the WPB Companies with respect to the Worthy Bonds. While there are no formal security agreements in place with respect to these real estate loans and other assets within the Worthy Lending Entities (and while any current and future creditors of the Worthy Lending Entities may also have recourse to the assets of the entity), as the WPB Companies are the sole members of Worthy Lending Entities we expect that the WPB Companies will retain the right at any time to cause the distribution of available funds from the Worthy Lending Entities up to the WPB Companies so that the WPB Companies may meet such payment obligations.

In order to operate our Company for 12 months, we estimate that $250,000 in funds will be required. If we fail to generate at least $10,000,000 from our sales of our Common Shares, we may not be able to close the Acquisition or to fully carry out our plan of operations.

Worthy Education Division

In addition to, and in support of, current and anticipated Regulation A+ offerings of both debt and equity securities, the Company has introduced the Worthy Education Division, a Participate-to-Earn educational initiative that leverages FinTech to ensure that all participants are equipped with the financial knowledge and tools necessary to contribute to economic growth and to successfully compete in a technologically advanced world.

Particularly, with the financial industry rapidly being transformed by digital innovation, the need for individuals, schools, and businesses to access digital financial literacy skills training with measurable outcomes has never been greater.

Worthy Education is designed to narrow digital financial literacy gaps by providing incentivized learning programs, taught by prominent industry experts, for financial advisors; business executives and owners; tax, legal and real estate professionals; as well as middle and high-school students. To maximize effectiveness, Worthy’s programs are structured to incentivize course participants with rewards as well as provide them with a direct line of communication to the innovators themselves.

The rewards ensure that Worthy course participants are not only more actively engaged but are also receiving the financial resources to start building personal nest eggs. Learning directly from the experts and innovators keeps Worthy course participants on the forefront of innovation as well as provides invaluable career networking.

Through interactive live webinars, instructional videos and onsite educational events, Worthy Education offers individuals a deep understanding of how their personal finances and career paths will be impacted by digital transformation as well as how to achieve successful outcomes.

Worthy Education also develops customized digital financial literacy programs for enterprises and academia so that organizations can gain a competitive edge, and so that public and private schools can help close financial and digital gaps.

Worthy Courses include:

●	Financial Literacy Basics
●	Introduction to Digital Finance Literacy
●	Understanding Investing Risks
●	Entrepreneurship and Capital Raising in a Digital World
●	The Evolution of Economics and Money

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Worthy Thrive

In development is the Thrive Division of the Company. Thrive is a novel, in person event model that will provide benefits to all participants while also demonstrating the true power of the crowd in fostering economic development – including emerging collaborative “participate-to-earn” economic models. Our objective is to help communities “thrive” by ensuring that we meet the economic interest of all participants, including residents of the community, small local businesses, larger corporations, and local and state governments through education and engagement in crowd funding. It is a unique and hands-on way to educate, introduce and engage citizens to become stakeholders in their communities through small investments they can make in both debt and equity opportunities offered by growing companies.

The financial model for Thrive is as innovative as the event design. The event programming is envisioned to take place over a weekend with a core live crowdfunding showcase for 20 emerging companies who will pitch attendees for capital (within the framework of either Regulation CF or Regulation A+). Other programming will include educational sessions, awards presentations, and family friendly cultural activities like games, music, and culinary experiences. The inaugural Thrive event will be designed to accommodate up to 1,000+ attendees. The ROI for attendees will include knowledge gained through educational sessions and an entertaining program of events – but most importantly they will leave as stakeholders in a growing community business.

Corporate Information

We were incorporated under the laws of the State of Georgia on July 11, 2023. The Company has authorized 10,000,000 shares of its common stock, at a par value of $0.0001 per share. Through that certain Purchase Agreement by and between the Company and WFI, the Company intends to acquire 100% of the issued and outstanding shares of the WPB Companies, and their two wholly owned subsidiaries, the Worthy Lending Entities.

The Company, after the closing of the Acquisition, intends to engage in the business of real estate finance through the WPB Companies. Both WPB and WPB2 offer real estate bonds directly through the Worthy websites at www.worthybonds.com, www.worthywealth.com, and through the Worthy App under separate Regulation A, Tier 2 offerings.

As a result of the Acquisition, the Company will own a Fintech platform and the Worthy App that allows its users to digitally purchase our Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company. The Company further also owns its proprietary website, the Worthy Fintech Platform, allowing direct purchases of Worthy Bonds.

Post-SPA Organizational Structure

The following reflects the organizational structure of the Company post SPA:

THE WORTHY WEALTH, LLC COMPANIES

(Post-SPA)

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Worthy Fintech Platform

The Company will acquire certain technology solutions developed by WFI, including the Worthy Website and the App (together, the “Worthy Fintech Platform”), to facilitate the purchase of the WPB Companies’ Worthy Bonds and to provide information to bond investors on their accounts. As a result of the acquisition of the Target Companies and the various agreements executed in connection therewith, the Company will be the sole owner of the technology underlying the Worthy Fintech Platform and will receive license fees from the WPB Companies equal to $10 per active user on the Worthy Fintech Platform each year. “Active user” is defined as an individual that has registered with the Worthy Fintech Platform (providing an email address). The target companies have approximately 30,000 active users as of the date of this Offering Circular. The fee is subject to periodic review and adjustment.

Worthy Website

By accessing our website at www.worthybonds.com, prospective investors in the WPB Companies’ Worthy Bonds can create (after the closing of the Acquisition) a username and password, and indicate agreement to our terms and conditions and privacy policy.

The following features are available to participants in the WPB Companies’ Worthy Bonds programs through our website:

●	Available Online Directly from Us. Users can purchase Worthy Bonds directly through our websites.
●	No Purchase Fees Charged. There are no commissions or fees to purchase Worthy Bonds through our websites. Purchasers may be charged a transaction fee if their method of payment requires us to incur an expense. The transaction fee is equal to the amount that we are charged by the payment processor. However, other financial intermediaries, if engaged by an investor, may separately charge investors commissions or fees
●	Invest as Little as $10. Users are able to build ownership over time by making purchases as low as $10 of Worthy Bonds.
●	Flexible, Secure Payment Options. Users may purchase bonds through our websites either electronically or by wire transfer.
●	View Your Portfolio Online. Users can view their investments, returns, and transaction history online, as well as receive tax information and other portfolio reports.

Worthy App

The Worthy App was designed to support the target market for the WPB Companies’ Worthy Bonds, which we believe is approximately 74 million millennials, who spend more than $600 billion a year on products and services. The Worthy App seeks to provide an easy way for our target market to micro invest, including monetizing their debit card purchases, credit card purchases and other checking account transactions by “rounding up” each purchase to the next highest dollar until the “round up” reaches $10.00 at which time the user would purchase a $10.00 bond from the operating subsidiaries pursuant to an offering pursuant to Regulation A (each a “Worthy Bond offering”). The WPB Companies are currently conducting such offerings and have filed offering statements, which have been qualified by the Securities and Exchange Commission (the “SEC”). The Worthy App is available via the web at worthybonds.com or for Apple iPhone users from the Apple Store and for Android phone users from Google Play.

In addition to millennials, we may also seek to establish strategic relationships with local and national companies to incorporate our services into the benefits they provide to their hourly employees, borrowers and users, as well as veterans and municipal employees and colleges and university alumni associations.

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Our Subsidiaries

Upon the closing of the Acquisition, our business will be primarily conducted through our operating subsidiaries, WPB and WPB2, and their subsidiaries, Worthy Lending V and Worthy Lending VI, respectively. Under our subsidiaries’ business models, we intend to generate revenue in multiple ways, through:

●	interest generated from each loan that we make or in which we participate;
●	distributions from real estate investments; and
●	fees from ancillary services that we may introduce to our Worthy members.

Worthy Property Bonds, Inc.

On April 9, 2021, WPB was formed as a Florida corporation and issued 100 shares of its $0.001 per share par value common stock in exchange for $5,000 to WFI. Prior to the Acquisition, WFI was the sole shareholder of the WPB’s common stock. Currently, WFI is the sole shareholder of WPB’s common stock.

WPB is an early stage company, which, through its wholly owned subsidiary Worthy Lending V, LLC (“Worthy Lending V”), a Delaware limited liability company, implements its business model. WPB’s business model is centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. WPB anticipates that (i) at least 55% of its assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of its assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of its assets are Qualifying Interests), and (iii) not more than 20% of its total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause WPB to lose its exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.”

Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the sale of Worthy Property Bonds will provide the capital for these activities.

The Worthy Property Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of WPB;
●	bear interest at between 5.5% and 7.0% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying real estate loans or investments;
●	are transferable; and
●	are unsecured.

WPB’s first offering of its bonds pursuant to Regulation A, Tier 2 of up to $75,000,000, was qualified by the SEC on October 31, 2022, and as of December 31, 2023, $54,751,130 of Worthy Property Bonds have been sold thereunder.

WPB’s audited consolidated financial statements for the fiscal years ended March 31, 2023 and 2022 are incorporated by reference as Exhibit 27.1 to this Offering Circular and are located at https://www.sec.gov/Archives/edgar/data/1869222/000149315223025842/partii.htm. WPB’s semi-annual report pursuant to Regulation A (Form 1-SA), along with its unaudited financial statements for the six months ended September 30, 2023 and March 31, 2023, filed on December 8, 2023, are incorporated by reference as Exhibit 27.3 to this Offering Circular and are located at https://www.sec.gov/Archives/edgar/data/1869222/000149315223044186/form1-sa.htm.

For more information on the terms of Worthy Property Bonds, please see WPB2’s offering statement located at https://www.sec.gov/Archives/edgar/data/1971864/000149315223024199/0001493152-23-024199-index.html. WPB’s semi-annual report pursuant to Regulation A (Form 1-SA), along with its unaudited financial statements for the six months ended September 30, 2023 and March 31, 2023, filed on December 8, 2023, are incorporated by reference as Exhibit 27.4 to this Offering Circular and are located at https://www.sec.gov/Archives/edgar/data/1971864/000149315223044188/form1-sa.htm.

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Worthy Lending V, LLC

Worthy Lending V is a wholly owned subsidiary of WPB. WPB expects that the real estate loans and other assets of Worthy Lending V, and the returns from the operations of such real estate loans and assets, will generally remain available to support and fund the payment obligations of WPB with respect to the Worthy Property Bonds. While there is no formal security agreement in place with respect to these real estate loans and other assets within Worthy Lending V (and while any current and future creditors of Worthy Lending V may also have recourse to the assets of the entity), as WPB is the sole member of Worthy Lending V, we expect that WPB will retain the right at any time to cause the distribution of available funds from Worthy Lending V up to WPB so that WPB may meet such payment obligations.

WPB’s Loan and Investment Portfolio

Beginning in November 2022, WPB, through its subsidiary Worthy Lending V, began deploying the net proceeds it had raised through its sale of its Worthy Bonds by loaning funds directly to borrowers under loan agreements secured by first mortgages.

At September 30, 2023, WPB has real estate loans for a total of $25,730,624. Each loan is secured by a mortgage in the real estate, and is located in the states of Florida (25) and New York (1). Each loan has a maturity date of 2 years and matures on various dates ranging between November 28, 2024 and September 8, 2025. These loans pay interest at rates between 10% and 25% and are serviced by an outside, unrelated party. There were no mortgage loans past due or on non-accrual status as of September 30, 2022. The loan loss reserve on mortgage loans was $257,306 at September 30, 2023.

At December 31, 2022, WPB had 13 real estate loans for a total of $15,671,999.97. Each loan is secured by a first mortgage in the real estate located in the state of Florida (12) and New York (1). Each loan has a maturity date of 2 years and matures on various dates ranging between November 14, 2024 and December 28, 2024. These loans pay interest at rates between 10.5% and 13% and are serviced by an outside, unrelated party. None of these loans are currently in default, forbearance or deferral.

WPB maintains a portfolio of investments on its consolidated balance sheet as investments held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. WPB typically invests in corporate bonds, certificates of deposit, asset backed securities, and government securities are intended to mitigate risk and minimize potential risk of principal loss. WPB targets 20% portfolio weight in these investments.

Worthy Property Bonds 2, Inc.

On February 3, 2023, WPB2 was formed as a Florida corporation and issued 100 shares of its $0.001 per share par value common stock in exchange for $5,000 to WFI. Prior to the closing of the Acquisition, WFI is the sole shareholder of WPB2’s common stock. Upon the closing of the Acquisition, the Company will be the sole shareholder of WPB2’s common stock.

WPB2 is an early stage company, which, through its wholly owned subsidiary Worthy Lending VI, LLC (“Worthy Lending VI”), a Delaware limited liability company, implements its business model. WPB2’s business model is centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. WPB2 anticipates that (i) at least 55% of its assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of its assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of WPB2’s assets are Qualifying Interests), and (iii) not more than 20% of its total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause WPB2 to lose its exemption from regulations as an investment company pursuant to the “40 Act.”

The Worthy Property 2 Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of WPB2;
●	bear interest at between 5.5% and 7.0% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder, subject to liquidity;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying real estate loans or investments;
●	are transferable; and
●	are unsecured.

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WPB2’s first offering of up to $75,000,000 of its bonds under Regulation A, Tier 2 was qualified by the SEC on June 21, 2023. As of the date of December 31, 2023, WPB2 has sold approximately $16,363,850 worth of bonds in this second offering.

WPB2’s audited consolidated financial statements for the fiscal year ended February 28, 2023 are incorporated by reference as Exhibit 27.2 to this Offering Circular and are located at https://www.sec.gov/Archives/edgar/data/1971864/000149315223024199/form253g1.htm.WPB’s semi-annual report pursuant to Regulation A (Form 1-SA), along with its unaudited financial statements for the six months ended September 30, 2023 and March 31, 2023, filed on December 8, 2023, are incorporated by reference as Exhibit 27.3 to this Offering Circular and are located at https://www.sec.gov/Archives/edgar/data/1869222/000149315223044186/form1-sa.htm.

For more information on the terms of Worthy Property Bonds, please see WPB2’s offering statement located at https://www.sec.gov/Archives/edgar/data/1971864/000149315223024199/0001493152-23-024199-index.html. WPB’s semi-annual report pursuant to Regulation A (Form 1-SA), along with its unaudited financial statements for the six months ended September 30, 2023 and March 31, 2023, filed on December 8, 2023, are incorporated by reference as Exhibit 27.4 to this Offering Circular and are located at https://www.sec.gov/Archives/edgar/data/1971864/000149315223044188/form1-sa.htm.

Worthy Lending VI, LLC

Worthy Lending VI is a wholly owned subsidiary of WPB2. WPB2 expects that the real estate loans and other assets of Worthy Lending VI, and the returns from the operations of such real estate loans and assets, will generally remain available to support and fund the payment obligations of WPB2 with respect to the Worthy Property 2 Bonds. While there is no formal security agreement in place with respect to these real estate loans and other assets within Worthy Lending VI (and while any current and future creditors of Worthy Lending VI may also have recourse to the assets of the entity), as WPB2 is the sole member of Worthy Lending VI, we expect that WPB2 will retain the right at any time to cause the distribution of available funds from Worthy Lending VI up to WPB2 so that the Company may meet such payment obligations.

WPB2’s Loan and Investment Portfolio

Beginning in July 2023, WPB2, through its subsidiary Worthy Lending VI, began deploying the net proceeds it had raised through its sale of its Worthy Bonds by loaning funds directly to borrowers under loan agreements secured by first mortgages.

At September 30, 2023, WPB2 had 5 real estate loans for a total of $3,038,999. Each loan is secured by a mortgage in the real estate, and is located in the state of Florida. Each loan has a maturity date of 2 years and matures on various dates ranging between July 17, 2025 and September 13, 2025. These loans pay interest at rates between 10.49% and 11.25% and are serviced by an outside, unrelated party. There were no mortgage loans past due or on non-accrual status as of December 31, 2022. The loan loss reserve on mortgage loans was $30,309 at September 30, 2023.

As of December 31, 2022, WPB2 had no real estate loans.

WPB2 maintains a portfolio of investments on its consolidated balance sheet as investments held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. WPB2 typically invests in public preferred and common equities, private market real estate investments with the primary objective to earn diversified risk-adjusted returns while the corporate bonds, certificates of deposit, asset backed securities, and government securities are intended to mitigate risk and minimize potential risk of principal loss. WPB2 targets 20% portfolio weight in these investments.

Competitors and Industry

Industry

The survival and growth of small developer businesses depends on access to credit. Banks are the most common source of external credit for small businesses but given the current consolidation trend in U.S. banking, and the continued decline in the number of small banks, there have been significant negative effects on the availability of capital for U.S. companies. Fortunately, over the past decade, additional options for small businesses have emerged with the growth of new technology-enabled lenders. These fintech companies identified the gaps in the small business lending market.

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According to a survey by the Small Business Administration, small business non-equity financing of all types amounted to over a trillion dollars. The Company’s lending subsidiaries are a part of this growing market.

Competitors

We compete with other companies that lend to small real estate developers. These companies include traditional banks, a number of specialized financial providers, and newer, technology-enabled lenders. In addition, other technology companies that lend primarily to individuals have already begun to pursue expanding their services to business lending.

Many of these competitors have significantly more resources and greater brand recognition than we do and may be able to attract customers more effectively than we do.

When new competitors look to enter our market, or when existing industry participants look to increase their market share, they sometimes reduce the pricing and credit terms common in that market, which could adversely affect our business. Our pricing and credit terms could decline if we make an effort to meet these competitive challenges. Further, to the extent that the fees we pay to our partners and borrower referral sources are not competitive with those paid by others, these partners and sources may move their business elsewhere, resulting in us originating less loans. The consequence of these competitive pressures could also cause us to reduce the interest rates we charge to our customers. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

Competitive Strengths

Upon the closing of the Acquisition, we believe we will benefit from the following competitive strengths:

Technology. The Worthy App and websites (the “Worthy FinTech Platform”) are targeted primarily to the millennials who are part of the fastest growing segment of our population. We believe that they have a basic distrust of traditional banking institutions yet they have a need to accumulate assets for retirement or otherwise. The Worthy FinTech Platform provides for a savings and investing alternative for the millennials.

We will focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the small developer mortgage industry. We believe that this area is one of our competitive strengths because we believe that there are not many lenders who are servicing these borrowers which leaves more room for the Company to pursue opportunities in this sector. Additionally, we believe that this area is one of our competitive strengths because many other lenders are not interested in loans to small developers who seek to finance their real estate to provide funds for short-term development of their properties. However, despite our intentions, we may never be profitable in this sector.

Marketing

The Company will promote its platform and mobile app through its own monthly newsletter (“Noteworthy”) where financial tips and articles are shared as well as highlights of Worthy employees and technology features. The Worthy App is also promoted via the Apple and Android app stores. We also intend to build product awareness through our representatives speaking at national events such as financial and technology conferences. Marketing for direct loans and participations through the Worthy Lending Entities will be conducted primarily by the management of the Company with professional and business advisers to growing companies.

The WPB Companies market their Worthy Bonds primarily through digital media channels such as Facebook ads, publishers of financial blogs and through marketing partnerships with other financial service firms and consumer facing brands.

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Strategy

Our strategy is to expand our network of online information, social networking, and institutional, (colleges and universities, charities, trade organizations, and employer) sources of introductions and referrals to our targeted users.

Subject to the successful completion of this Offering and the closing of the Acquisition, one of our primary goals at Worthy for 2024 and beyond is to find additional ways to grow and bring value to our Worthy community members. We will do this through building out a community section on the Worthy Website and the Worthy App where we will offer financial educational resources, more opportunities for our members to be highlighted, as well as offer additional products and services of interest to them. This will also provide us with an additional revenue stream as we can earn marketing fees as part of these product offerings.

Ultimately, our objective is to bring our members great deals on products and services that will complement their lifestyle, save as well as earn them money, and help them achieve their personal and financial goals.

Worthy Causes

The WPB Companies have implemented a Worthy Causes program that helps non-profit organizations generate contributions from “smaller” donors via the spare change “round-up” tool on the Worthy App. Donors painlessly gather and donate funds by investing the “spare change” from their daily purchases throughout the year. We believe this program will offer the following advantages:

●	Painless giving, donors support their causes without altering their lifestyle;
●	All giving is magnified by 5.5% to 7.0% interest; and
●	Supporting causes in the process.

To participate in this program, the donor simply links a debit or credit card within the Worthy App and every time the card is used it rounds the transactions up to the next whole dollar (for example, $1.57 is rounded-up to $2.00). Whenever the “rounded-up” spare change reaches $10.00, a purchase of our Worthy Bonds is made. The bonds may then be donated to charitable causes, earning interest at 5.5% to 7.0% per year provided that the charity complies with new account on-boarding requirements. As an alternative to donating bonds to a charity, a WPB Company bond holder could liquidate its account and contribute the proceeds from liquidation of the bonds to charitable causes. In addition to, or instead of, our round-up program, donors can also simply buy a desired number of bonds and donate them to the cause of their choice or they can set a recurring monthly amount to invest making it an easy way to contribute. Investors will not be charged any transfer fee for making contributions of WPB Company Worthy Bonds via the Worthy Causes program.

Operations – Management Services Agreement with Worthy Wealth Management

Upon the initial closing of the offering, and the closing of the Acquisition, we intend to enter into a Management Services Agreement (the “Management Services Agreement”) with Worthy Wealth Management, an affiliate. The purpose of this operational structure is to undertake a cost-sharing effort to more efficiently utilize personnel throughout the Company and its subsidiaries. As a result, our executive officers and the other personnel which provide services to us will all be employed by Worthy Wealth Management.

The terms of the Management Services Agreement will provide for Worthy Wealth Management to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Wealth Management.

The terms of the Management Services Agreement will provide that the Company agrees to reimburse Worthy Wealth Management for the costs incurred by Worthy Wealth Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Wealth Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Wealth Management by the Company will accrue until the Company can make reimbursement payments to Worthy Wealth Management from the proceeds of this offering allocated to working capital and distributions from the target companies, which reimbursement payments will be made in advance on a monthly basis.

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The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Wealth Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Wealth Management based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by Worthy Wealth Management in paying for the staff and office expenses for the Company under the Management Services Agreement and as Worthy Wealth Management has not yet determined salary payment amounts or the benefits it’ll provide to our executive officers and the other personnel employed by Worthy Wealth Management.

There will be no fees under the Management Services Agreement.

The initial term of the Management Services Agreement will be three years and will automatically renew for successive one year terms. The Management Services Agreement will be terminable at any time upon 30 days’ prior written notice from one party to the other.

Governmental Regulation

The regulatory framework for nonbank online lending platforms such as the WPB Companies is evolving and uncertain. We are affected by laws and regulations, and judicial interpretations of those laws and regulations, that apply to businesses in general, as well as to commercial lending. This includes a range of laws, regulations and standards that address information security, privacy, fair lending and anti-discrimination, fair sales/marketing practices, transparency, credit bureau reporting, anti-money laundering and sanctions screening, commercial lending, licensing and interest rates, among other things. Because the WPB Companies are not banks and are engaged in commercial lending, they are not subject to certain of the laws and rules that only apply to banks and that has federal preemption over certain state laws and regulations.

State Interest Rate Regulations

Although the federal government does not regulate the maximum interest rates that may be charged on commercial loan transactions, many states have enacted laws specifying the maximum legal interest rate at which loans can be made in their state. The loan agreements relating to loans that the WPB Companies will originate are by their terms governed by Georgia law. Georgia does not have rate limitations on commercial loans of $100,000 or more or licensing requirements for commercial lenders making such loans. Our underwriting team and senior members of our credit risk team are headquartered in Boca Raton, Florida.

State Issuer-Dealer Regulation

In order to conduct its Regulation A offerings of bonds, Worthy Property Bonds 2, Inc. has registered, and is subject to qualification, as an issuer-dealer or agent/salesperson of an issuer-dealer in the states of Texas, Arizona, North Dakota and Washington. Texas regulations require that issuer-dealers be solvent. The states may deny an issuer or agent/salesperson registration if they find a net capital deficiency or that the issuer is not solvent, in the case of Texas. At the date of this Offering Circular neither WPB or WPB2 have been denied registration but are still pending qualification in Texas.

Intellectual Property

Upon the closing of the Acquisition, the Company will hold two registered trademarks, Worthy™, and I am Worthy™.

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Legal Proceedings

From time to time, the Company may be a defendant in pending or threatened legal proceeding arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

Employees

At the date of this Offering Circular, we have no full-time employees or independent contractors.

DESCRIPTION OF PROPERTIES

At the date of this Offering Circular, the Company does not own real property and currently leases our offices in Alpharetta, Georgia.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements, pro forma financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. In addition, where appropriate, this section presents pro forma financial information, which assumes our Company’s acquisition of the WPD Companies had occurred as of September 30, 2023. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Formation

We were incorporated under the laws of the State of Georgia on July 11, 2023. The Company has authorized 10,000,000 shares of its common stock, at a par value of $0.0001 per share. Through that certain Stock Purchase Agreement by and between the Company and WFI, the Company intends to acquire 100% of the issued and outstanding shares of the Worthy Companies, and thereby 100% of the issued and outstanding shares of their subsidiaries the Worthy Lending Entities.

The WPB Companies are engaged in the business of real estate finance. Both WPB and WPB2 offer real estate bonds directly through the Worthy websites at www.worthybonds.com and though the Worthy App under separate Regulation A, Tier 2 offerings.

As a result of the acquisition of the WPB Companies, the Company will own a fintech platform and the Worthy App that allows its users to digitally purchase our subsidiaries Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars to purchase Common Shares from the Company or Worthy Bonds from the WPB Companies. The Company will further also own its proprietary website, the Worthy Fintech Platform, allowing direct purchases of Worthy Bonds.

Upon the closing of the Acquisition, through the WPB Companies’ respective lending subsidiaries, the Company intends to make first mortgage real estate loans primarily to small developer borrowers and to acquire ownership interests in real estate. The WPB Companies have offered and continue to offer Worthy Bonds in $10.00 increments directly through their website and app.

The WPB Companies’ revenues are primarily derived from interest on their loans and mortgage loans receivable, as well as other income from cash and investments which includes interest and dividend income. Interest income represents interest earned on investments and cash on deposit. For term loans, subsidiaries recognize interest income over the terms of the underlying loans.

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Upon the closing of the Acquisition, our business will be primarily conducted through our operating subsidiaries, WPB and WPB2, and their subsidiaries, Worthy Lending V and Worthy Lending VI, respectively. Under our subsidiaries’ business models, we intend to generate revenue in multiple ways, through:

●	interest generated from each loan that we make;
●	distributions from real estate investments; and
●	fees from ancillary services that we may introduce to our Worthy members.

Pro forma financial statements (combining the Company, WPB and WPB2) have been prepared as of September 30, 2023 as if the acquisition had occurred on that date and are included elsewhere in this Form 1-A. See below for financial highlights of the combined entity:

Assets:
Cash	$4,329,929.00
Mortgage loans held for investments (net)	$28,481,928.00
Investments	$6,527,456.00

Liabilities
Bond liabilities	$40,449,239.00
Accrued interest	$1,097,900.00

Total stockholders’ deficit	$(2,199,725.00)

Revenue and Expenses:
Interest income and loans receivable	$1,402,594.00
Cost of revenue	$1,219,997.00
Total operating expenses	$1,464,815.00
Cost of revenue	$(1,262,995.00)

The Company will not receive any material amount of the WPB Companies’ revenues. The majority of all revenues received by the WPB Companies are expected to be retained by each WPB Company to fund their respective operations. Any monthly license fees that will be payable by the WPB Companies to the Company will not appear as revenues on the Company’s consolidated financial statements as they are eliminated in consolidation. The WPB Companies will not pay dividends to the Company, nor do we anticipate that they will pay dividends for the foreseeable future.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. On December 11, 2023, we entered into the Securities Purchase Agreement pursuant to which we intend to acquire WPB and WPB2 and their wholly owned subsidiaries the Worthy Lending entities. We have not generated any revenues and we are dependent on the proceeds from this Offering to provide funds to close the Acquisition and to implement our business model.

General

For the twelve months following the commencement of the offering, we will seek to sell our Common Shares and to use the proceeds thereof to fund the Acquisition as well as to invest in real estate loans and other permissible activities in accordance with our business model. If we fail to generate at least $10,000,000 from our sales of Common Shares, we may not be able to close on the Acquisition.

We believe the proceeds from our sales of our Common Shares will allow us to operate for at least twelve months. However, the extent of our operations will be less depending on the amount of proceeds received and the results of operations of our operating subsidiary.

Upon the closing of the Acquisition, we plan to start acquiring mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), real estate-type interests, and assets unrelated to real estate in accordance with our business model through the efforts of the principals of the Company and through a network of referral sources including mortgage brokers, professional and business advisers, commercial banks and Chambers of Commerce and other business and trade organizations. The Company currently does not have any contracts with third parties related to the services it intends to provide.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the net proceeds from the sale of 26.6%, 53.2%, 79.8%, or 100% (Maximum Offering Amount) of the Common Shares being offered in the offering:

	26.6%	53.2%	79.8%	100%
Gross Proceeds	$10,638,298	$21,276,596	$31,914,894	$40,000,000
Offering Expenses (Underwriting discounts and commissions to placement agents and/or broker-dealers)	$638,298	$1,276,596	$1,194,894	$2,200,000

Net Proceeds	$10,000,000	$20,000,000	$30,000,000	$37,800,000

Our intended use of the net proceeds is as follows:
Funding of the Purchase Price of the Acquisition	$10,000,000	$19,500,000	$29,000,000	$30,000,000
Working Capital and General Corporate Purposes	$0	$500,000	$1,000,000	$7,800,000
Total Use of Proceeds	$10,000,0000	$20,000,000	$30,000,000	$37,740,000

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During the next 12 months, we intend to, among other things, have the 1-A declared qualified and start receiving net proceeds from this offering and pay the expenses of this offering with the net proceeds of this offering.

For the next 12 months, we plan to:

Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)

Upon the closing of the Acquisition, we plan, through the WPB Companies, to acquire mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests). The expense of doing so will range from $1,000,000 to $1,500,000, depending upon the success of the WPB Companies’ offerings. It is anticipated that these loans will be principally to (i) developers for the purpose of purchase and redevelopment of commercial and residential properties for resale, leasing, or other business use, (ii) commercial real estate buyers who do not qualify for traditional bank or government sponsored mortgage programs, and (iii) affordable housing and real estate related to sustainable energy projects. In addition, the Company may, but has not yet committed to, invest in the following Qualified Interests: interests in whole pool mortgage-backed securities (MBS) and debt obligations secured by a pool of whole mortgage loans.

Acquisition of Real Estate-Type Interests

Upon the closing of the Acquisition, we also intend, through the WPB Companies, to acquire real estate-type interests, and the expense of doing so will range from $200,000 to $400,000 depending upon the success of the WPB Companies’ offerings. The kinds of real-estate type interests that we intend to acquire include direct holdings of 1 to 2 year term first and second position mortgages in which less than 100%, but at least 55%, of the fair market value of the loan is secured by real property. It is anticipated that these loans will principally be made to the same categories of businesses and individuals as described under Qualified Interests above.

Acquisition of Assets Unrelated to Real Estate

Upon the closing of the Acquisition, we also, through the WPB Companies, intend to acquire assets unrelated to real estate, and the expense of doing so will range from $200,000 to $400,000, depending upon the success of the WPB Companies’ offerings. The kinds of assets unrelated to real estate that we intend to acquire include cash and cash equivalents, fixed income and equity securities in publicly traded or private entities, as well as debt and equity investments in operating companies involved in businesses other than real estate.

Liquidity and capital resources

At September 30, 2023, we had total shareholders’ equity of approximately $207,000 as compared to zero shareholders’ equity at inception. Our total assets increased substantially at September 30, 2023 as compared to inception, which principally reflects approximately $214,063 in cash on hand from the sale of Common Shares since inception of approximately $214,000. Our total liabilities also increased substantially since inception, which is principally related to the liabilities of approximately $6,600 associated with professional fees.

To date, the working capital deficit has been funded by capital infusions to the Company through funds raised in equity financings. One of the primary uses of proceeds of this Offering is to fund the closing of the Acquisition.

Net cash used in operating activities from inception to September 30, 2023 was approximately $9,237. Cash was used primarily to fund our losses.

Going Concern

The Company is dependent upon proceeds from sales of Common Shares for working capital, and has incurred operating losses since inception. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Throughout the next 12 months, the Company intends to fund its operations, including the closing of the Acquisition, with funding from sales of Common Shares, including the net proceeds of this Offering, as well as, upon the closing of the Acquisition, net profits generated from our subsidiaries’ loan portfolio. If the Company cannot raise any additional short-term capital, the Company may consume all of its cash reserved for operations and not be able to close the Acquisition. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of the Company’s planned development, which could harm its business, financial condition and operating results. The balance sheet does not include any adjustment that may result from these uncertainties.

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Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of September 30, 2023.

Indebtedness

The Company has no indebtedness other than legal and auditing fees associated with this Offering.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 3 to our financial statements appearing elsewhere in this offering circular, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table provides information on our current executive officers and directors:

Name	Age	Positions
Sally Outlaw	61	President, Chief Executive Officer, and Director
Alan Jacobs	82	Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Director
James Eichmann	58	Chief Technology Officer
Jungkun Centofanti	56	Senior Vice President, Chief Administrative Officer and Corporate Secretary
Christopher Carter	62	Director
John Crittenden	57	Director

Sally Outlaw is a life-long entrepreneur who is passionate about opening up economic opportunity for all. She serves as our President, Chief Executive Officer and as a member of our Board of Directors. Since 2016, she has also served as Chief Executive Officer of Worthy Financial, Inc. and its wholly owned subsidiaries. Ms. Outlaw is primarily responsible for long-term strategy, product development, and implementing the company vision. From October 2010 to December 2015, she was the president of Peerbackers, LLC, which engaged in all aspects of crowd funding and provided services to help clients navigate the world of crowd finance including the capital and investment opportunities offered through the JOBS ACT. Ms. Outlaw was also president and CEO of Peerbackers Advisory LLC, an inactive SEC-registered investment advisor, prior to its voluntary dissolution on January 16, 2021. Ms. Outlaw is also a licensed real estate broker. Ms. Outlaw received her B.A. in Communications and Media Studies from the University of Minnesota in 1984. Ms. Outlaw brings extensive knowledge and experience in the FinTech industry which we believe will be of great value to the Company.

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Alan Jacobs has more than 50 years of experience as a corporate and securities attorney, investment banker, business and financial advisor and entrepreneur/senior executive of both private and public companies. He serves as our Executive Vice President, Chief Operating Officer, Chief Financial Officer and as a member of our Board of Directors. Since 2016, he has also served as Executive Vice President, Chief Operating Officer, and director of Worthy Financial, Inc. and its wholly owned subsidiaries. Prior to joining the Worthy companies, he had been engaged as a business consultant for various early-stage companies. From 2016 to 2018, Mr. Jacobs was the Founder and President of CorpFin Management Group where he was focused on business development, strategic planning, and corporate development. From September 2014 to December 2015, Mr. Jacobs was associated with ViewTrade Securities, a FINRA registered broker-dealer where he was focused on advisory and corporate services. Prior to that time and for more than 30 years, Mr. Jacobs was associated with several FINRA registered broker-dealers including Ladenburg Thalman, Josephthal & Company, and Capital Growth Securities. Mr. Jacobs received his bachelor’s degree from Franklin and Marshall College in 1963 and a law degree from Columbia University in 1966.

James (“Jim”) Eichmann serves as our Chief Technology Officer and is responsible for all aspects of product development, IT, and security. He has also served as Chief Technology Officer of Worthy Financial, Inc. Prior to joining Worthy, he was with a FinTech company, Billtrust, for 18 years where he held positions as CTO, Chief Data Officer and oversaw revenue-generating product lines. At Billtrust, he helped grow the billing and payments company to over 500 employees and $100 million in revenue while managing a team of 150 engineers across multiple product lines. He also built the security and compliance teams to focus on payment industry and ACH audits and requirements. Prior to Billtrust, Jim held a position as Executive VP of Research and Development at PayTrust, managing a 24 x 7 data center operation and a $20 million budget. Jim is a New Jersey CIO of the Year honoree and technology speaker at multiple New Jersey conferences. He has published articles addressing digital transformation and is a former board member for several technology organizations.

Jungkun (“Jang”) Centofanti serves as our Senior Vice President, Chief Administrative Officer, and Corporate Secretary. Since August 2018 she has also served as an officer of Worthy Financial, Inc. and its subsidiaries. Ms. Centofanti has more than 30 years of operational and management experience, which we believe will be of great value to our Company. From September 2016 to July 2018, she was Senior Vice President of CorpFin Management Group, a South Florida-based business development and strategic planning company where she handled all aspects of administration and marketing. Prior to joining CorpFin Management Group, from 2011 to June 2015 she was Administrative and Customer Service Manager for DU20 Holistic Oasis, and from 2004 until 2010 she was Preschool Director for Hazel Crawford School, both South Florida-based companies. Ms. Centofanti received an Associate of Science in Fashion Marketing and Business from the Art Institute of Fort Lauderdale in 1989.

Christopher Carter serves as a member of our Board of Directors. Mr. Carter is Principal of Chris Carter Consulting, a boutique consulting firm that provides Venture Development, Strategic Business Advisory and Interim Management Services to corporations and VC backed enterprises. He also serves as an Entrepreneur in Residence for the University of Florida’s Innovation Venture Capital Fund and has served in executive positions leading Strategic Ventures and Investments, Corporate Development, and Financial Management teams for divisions of Fortune 500 corporations in the Telecommunications, Cable Television and Consumer Electronics industries. Mr. Carter received his Master’s in Business Administration degree from Loyola University in Maryland.

John Crittenden serves as a member of our Board of Directors. Mr. Crittenden is an entrepreneur with broad experience across asset management, sales and marketing, consumer financial brands, and digital wealth management platforms. He is Founder and Director of Strategy and Partnerships of Mondigi, a platform making it easy to search for, learn about, and select the right digital financial services and tools for consumers. Prior to founding Mondigi, he was one of the earliest executives as Director of Institutional Services at Acorns, one of the first and most successful robo-advisor platforms focused on wealth management, where he also served as Chair of the Investment Policy Committee. He is a Chartered Alternative Investment Analyst (CAIA) and has a Certificate in Wealth Management from NYIF.

The term of office of each director is until the next annual election of directors and until a successor is elected and qualified or until the director’s earlier death, resignation, or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any of the executive officers and directors.

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Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

CONFLICTS OF INTEREST

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries, including the following:

●	Our Company has several officers and directors that are also officers and directors of WFI. Accordingly, our executive officers and directors have fiduciary obligations to other entities as well as to the Company; and

●	The terms of the Management Services Agreement with Worthy Wealth Management, to be executed upon the initial closing of this offering and the closing of the Acquisition, will not be negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Wealth Management in paying for the staff and office expenses for the Company under the Management Services Agreement, will be determined by certain of our executive officers and directors who are also executive officers and directors of Worthy Wealth Management.

There are no assurances that any conflicts which may arise will be resolved in our favor.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company’s fiscal year ends on June 30th of each year. The Company was not organized until July 11, 203, and thus has not completed a fiscal year. As of the date of this filing, the Company has not compensated it’s executive officers or directors. Upon the closing of the Acquisition, the Company will negotiate an appropriate compensation package for each executive officer and director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of September 30, 2023, the voting securities of the Company that are beneficially owned by the executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities, or having the right to acquire those securities.

Name and Address of Beneficial Owner(1)	Title of Class of Stock	Amount	Nature of Beneficial Ownership	Percentage of Class
Sally Outlaw	Common Stock	1,803,000 shares	Direct	58.0%
Alan Jacobs	Common Stock	1,006,000 shares	Direct	32.0%
Jungkun “Jang” Centofanti	Common Stock	202,500 shares	Direct	7.0%
James Eichman	Common Stock	12,500 shares	Direct	*
Christopher Carter	Common Stock	12,500 shares	Direct	*
All WVI officers and directors as a group (seven persons)	Common Stock	3,036,500 shares	N/A	97.0%

(1) The business address for the shareholders listed is One Boca Commerce Center, 551 NW 77th Street, Suite 212, Boca Raton, FL 33487.

* Less than 1%.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Worthy Wealth Management will provide certain management services and personnel to WPB and WPB2 pursuant to a management services agreement. Under the agreement Worthy Wealth Management will pass through the expenses paid without charging any additional amounts. All amounts will be eliminated in consolidation. The officers of Worthy Wealth Management are also officers of WPB and WPB2.

SECURITIES BEING OFFERED

General

The Company and the Selling Securityholders are offering up to 4,211,500 shares of common stock (the “Common Shares”), including 115,500 Common Shares being offered by Selling Securityholders, and 100,000 Common Shares being issued as bonus shares, without charge, the subscribers of the initial 1,000,000 Common Shares (the “Bonus Shares”).

The following description summarizes the most important terms of the Common Shares. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s articles of incorporation (the “Articles”) and bylaws (the “Bylaws”), copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company’s Common Shares, you should refer to the Articles, the Bylaws and the applicable provisions of Georgia law.

Capital Stock

At the date of this Offering Circular, the Company’s authorized capital stock consists of 10,000,000 shares of Common Stock, $0.0001 par value per share.

At the date of this Offering Circular, the only securities of the Company issued and outstanding are 3,111,500 Common Shares.

Common Stock

Voting rights

The holders of shares of our Common Shares are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.

Dividend rights

Subject to preferences that may be granted to any then outstanding shares of preferred stock, holder of Common Shares are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore, as well as any distribution to the shareholders. The payment of dividends on our Common Shares will be a business decision to be made by our Board of Directors from time to time based upon the results of our operations, our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on our Common Shares may be restricted by law and by loan agreements, indentures and other transactions entered into by us from time to time. We have never paid a dividend on our Common Shares and we do not intend to pay dividends in the foreseeable future, which means that holders of Common Shares may not receive any return on their investment from dividends.

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Rights to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, holders of our Common Shares are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of the holders of our Common Shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock and any additional classes of preferred stock that we may designate in the future.

Rights and Preferences

Holders of the Common Shares have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Common Shares.

What It Means to be a Minority Holder

A minority stockholder of shares of our Common Shares has a limited ability, if at all, to influence our policies and any other corporate matter, including the election of directors, changes to our corporate governance documents, additional issuances of securities, company repurchases of securities, a sale of the Company or the assets of the Company, or transactions with related parties.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our Articles of Incorporation, to the fullest extent permitted by the Georgia Business Corporation Code (the “GA Code”), the Company shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company or (ii) is or was serving at the request of the Company as an officer of another corporation, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. Unless otherwise expressly prohibited by the GA Code, and except as otherwise provided in the previous sentence, the Board of Directors of the Company shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our Bylaws provide the Company with the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Further, our Bylaws provide the Company with the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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Further, our Bylaws provide that to the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Further, our Bylaws provide that any indemnification provided by the Company, unless pursuant to a determination by a court, shall be made by the Company only as authorized in the specific case upon determination that such indemnification is proper, to be made by the Board of Directors of the Company, by independent legal counsel or by shareholder vote.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

Up to 4,211,500 of our Common Shares are being offered pursuant to this Offering Circular, including up to 111,500 Common Shares being offered by Selling Securityholders, and up to 100,000 Bonus Shares. Prospective investors will be referred to Worthy Website at www.worthywealth.com, and click the “Invest” button at the top of the home page to review this Offering Circular and the subscription agreement. The BOR will have access to the subscription information provided by prospective investors, will serve as broker of record for this Offering, and will provide processing and compliance services. This Offering Circular will be furnished to prospective investors before or at the time of all written offers and will be available for viewing on our website, as well as on the SEC’s website at www.sec.gov.

The sale of the Common Shares is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA. For the services to be provided by the BOR please see “Plan of Distribution – Broker. The BOR is registered in each of the United States. It is anticipated that Common Shares will be offered and sold in each state, in Puerto Rico and in the District of Columbia.

With respect to the Common Shares:

● The Company is the entity which issues the Common Shares;

● The BOR, which is a registered broker-dealer, acts as the broker of record with respect to the offering. The BOR will provide processing and compliance services in connection with the offering.

Set forth below is the procedure for subscribing to purchase Common Shares:

Commissions and Discounts

See Broker and Fees and Expenses below.

48

Subscription Procedures

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase the Common Shares. The Company will hold an initial closing upon receiving subscriptions for $10,000,000 of Common Shares, and thereafter may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, debit or credit card, or ACH only, checks will not be accepted, to the escrow account to be set up by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. Upon closing, funds tendered by investors will be made available to the Company for its use.

The minimum investment in this offering is $500.00, or 50 Common Shares.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

Bonus Shares

The subscribers of the initial 1,000,000 Common Shares will receive an additional 100,000 Common Shares, pro rata, as Bonus Shares (free of charge).

Selling Shareholders

Eight shareholders of the Company will be selling up to 111,500 Common Shares in the Offering.

Provisions of Note in the Subscription Agreement

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable caselaw. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Georgia, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. The forum selection provision will not be applicable to lawsuits arising from the federal securities laws. Although we believe the provision benefits us by providing increased consistency in the application of Georgia law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

49

Fees and Expenses

The Company expects that the amount of expenses of the offering will be approximately $2,260,000, including professional and compliance fees and other costs of the offering.

Broker

Pursuant to a broker-dealer agreement, dated December 1, 2023, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for this offering.

The BOR performs the following processing and compliance services in connection with the sale of the Common Shares as a broker-of-record:

1.	Review and process investor information, including Know Your Customer (KYC) data and performing anti-money laundering (AML) and other compliance background checks, using the BOR’s and/or third-party vendor resources, and provide a recommendation to the Company as to whether or not to accept each prospective investor.
2.	Review each investor’s subscription agreement to confirm it is complete and such investor’s participation in the offering, and notify the Company of its findings.
3.	Contact the Company and/or the Company’s agents, if needed, to gather additional information or clarification from prospective investors;
4.	Keep investor information and data confidential and not disclose it to any third-party except as required by regulators, by law or in performance of the Brokerage Agreement (e.g., as needed for AML and background checks); and
5.	Coordinate with third-party providers to ensure adequate review and compliance.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final closing of this offering, or (ii) the last date under which Common Shares are permitted by applicable Commission rules to be offered and sold by the Company under this offering statement (of which this offering circular forms a part). A copy of the Brokerage Agreement is attached as Exhibit 1.1 to the offering statement of which this offering circular forms a part.

Fees and Expenses

The Company has agreed to pay the BOR an amount equal to one percent (1.0%) of the gross proceeds up to a maximum of $40,000,000 of gross proceeds, for a maximum of $400,000 from aggregate sales. In addition to paying the 1% commission on aggregate sales the Issuer may pay Texture five percent (5%) of the gross proceeds from the sale of the first $30,000,000 in Shares resulting from the direct selling efforts of Texture not to exceed $1,500,000, and three percent (3%) on the next $10,000,000 in Shares resulting from the direct selling efforts of Texture not to exceed $300,000. The maximum total sales compensation payable to Texture in connection with this offering is $2,200,000.

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this offering is $500. There is no maximum investment amount per subscriber in this offering.

Escrow

This offering is being conducted on a “mini-maxi” basis. The Escrow Agent will hold all proceeds of sales in this offering in escrow until such time as the proceeds equal $10,000,000 (the “Escrow Threshold”), at which point the proceeds will be released to the Company. If the Escrow Threshold is not reached within 12 months of the date this offering is qualified, all proceeds in escrow will be refunded by the Escrow Agent to the subscribers and this offering shall terminate. Thereafter, all such proceeds shall be immediately available to the Company use for the purposes set forth herein.

50

State Law Exemption and Offerings to “Qualified Purchasers”

Our Common Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, which we refer to as the “Securities Act.”). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Common Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Common Shares are listed on a national securities exchange. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D of the Securities Act; and

●	all other investors so long as their investment in Common Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase the Common Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership or limited liability company, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

51

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Common Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Common Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs iv, v, vi, vii, or viii, not formed for the specific purpose of acquiring the Common Shares, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Worthy Property 2 Bonds, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph xi, and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph xi.

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Common Shares.

In order to purchase Common Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

The termination of the offering will occur on the earlier of (i) the date that we receive subscriptions for all Common Shares offered hereby, (ii) the date that is 12 months after this offering is qualified, if subscriptions for at least $10,000,000 have not yet been received, or (iii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time.

52

APPOINTMENT OF AUDITOR

On November 2, 2023, we engaged Assurance Dimensions (“Assurance”), as our independent registered public accounting firm. Assurance audited our consolidated financial statements for the period from July 11, 2023 (inception) through September 30, 2023, which have been included in this offering circular. From the date of inception through the date of this offering circular, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Assurance on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Assurance’s satisfaction, would have caused Assurance to make reference to the matter in their reports. From the date of inception through the date of this offering circular there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Dickinson Wright PLLC, 350 East Las Olas Boulevard, Suite 1750, Fort Lauderdale, Florida 33301.

EXPERTS

Our balance sheet as of September 30, 2023 and the related statements of operations, shareholder’s deficit and cash flows for the period from July 11, 2023 (inception) through September 30, 2023 included in this offering circular have been audited by Assurance, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Regulation A offering statement on Form 1-A with the SEC under the Securities Act with respect to the Common Shares to be sold in this Offering. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement and exhibits and schedules to the Offering Statement. For further information with respect to our Company and the Common Shares to be sold in this Offering, reference is made to the Offering Statement, including the exhibits and schedules to the Offering Statement. Statements contained in this Offering Circular as to the contents of any contract is an exhibit to the Offering Statement, each statement is qualified in all respects by the exhibit to which the reference relates. The Offering Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The Offering Statement is also available on the Worthy Website at www.worthywealth.com. After the completion of this Offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this Offering Circular and the inclusion of the website address in this offering circular is an inactive textual reference only.

Reporting Requirements under Tier 2 of Regulation A. Following this Tier 2, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

We will make annual filings on Form 1-K, which will be due by the end of October each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due within 90 days after each December 31st, which will include unaudited financial statements for the six months ending December. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this offering circular by filing a supplement with the SEC. You should read all the available information before investing.

53

WORTHY WEALTH, INC.

CONSOLIDATED FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS

F-1

ASSURANCE DIMENSIONS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Worthy Wealth, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Worthy Wealth, Inc. (the "Company") as of September 30, 2023, and the related statements of operations, changes in shareholders' deficit, and cash flows for the period from July 11, 2023 (inception) to September 30, 2023, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023, and the results of its operations and its cash flows for the period from July 11, 2023 (inception) to September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, to the financial statements, the Company had a net loss of approximately $15,835 for the year ended September 30, 2023. The Company also had an accumulated deficit of approximately $15,835 at September 30, 2023. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's Plan regarding these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES
also d/b/a McNAMARA and ASSOCIATES, PLLC
TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053
JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053
ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053
SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053
www.assurancedimensions.com

F-2

ASSURANCE DIMENSIONS

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

We did not identify any critical audit matters that need to be communicated.

Assurance Dimensions

We have served as the Company's auditor since 2023.

Margate, Florida
December 13, 2023

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES
also d/b/a McNAMARA and ASSOCIATES, PLLC
TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053
JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053
ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053
SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053
www.assurancedimensions.com

F-3

Worthy Wealth, Inc.

Balance Sheet

September 30, 2023

ASSETS

Assets
Cash	$214,063
TOTAL ASSETS	$214,063

LIABILITIES AND SHAREHOLDER’S EQUITY

Liabilities
Accounts Payable	$6,598
Total Liabilities	6,598

Shareholder’s Equity
Common Stock, par value $0.0001, 10,000,000 shares authorized, and 3,111,500 shares issued and outstanding	311
222,989
Accumulated deficit	(15,835)
Total Shareholder’s Equity	207,465

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$214,063

The accompanying notes are an integral part of these financial statements.

F-4

Worthy Wealth, Inc.

Statement of Operations

For the Period from July 11, 2023 (Inception) through September 30, 2023

Operating Revenue	$-

Cost of Revenue	-

Gross profit (loss)	-

Operating expenses
General and administrative expenses	15,835
Total operating expenses	15,835

Net Loss	$(15,835)

Net loss per common share	$(0.01)
Weighted average number of shares outstanding	2,981,963

The accompanying notes are an integral part of these financial statements.

F-5

Worthy Wealth, Inc.

Statement of Changes in Shareholder’s Equity

For the Period from July 11, 2023 (Inception) through September 30, 2023

	Common Shares	Common Stock, Par	Additional Paid in Capital	Accumulated Deficit	Total

Balance at July 11, 2023	-	$-	$-	$-	$-

Common shares sold for cash	111,500	11	222,989	-	223,000

Common shares sold at par value	3,000,000	300	-	-	300

Net loss	-	-	-	(15,835)	(15,835)

Balance at September 30, 2023	3,111,500	$311	$222,989	$(15,835)	$207,465

The accompanying notes are an integral part of these financial statements.

F-6

Worthy Wealth, Inc.

Statement of Cash Flows

For the Period from July 11, 2023 (Inception) through September 30, 2023

Cash flows from operating activities:
Net loss	$(15,835)
Adjustments to reconcile net loss to cash used in operating activities:
Changes in working capital items:
Accounts payable	6,598

Cash used in operating activities	(9,237)

Cash flows from financing activities:
Common shares issued for cash	223,300

Cash provided by financing activities	223,300

Net change in cash	214,063

Cash at beginning of period	-

Cash at end of period	$214,063

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

F-7

WORTHY WEALTH, INC.

Notes to the Financial Statements

For the Period from July 11, 2023 (Inception) through September 30, 2023

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Worthy Wealth, Inc., a Georgia corporation, (the “Company,” “WWI”, “we,” or “us”) was founded in July of 2023. This early-stage company will, through wholly owned subsidiaries to be acquired or organized in the future, primarily make real estate loans secured by mortgages or acquire equity interests in real estate.

The Company’s year-end is June 30.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended September 30, 2023, the Company has not yet generated any revenue and has no operating history with a net loss of $15,835. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. During 2023, the Company began to incur operating expenses, however, the Company is filing a Form 1-A Regulation A Offering Statement which allows the Company to raise funds.

No assurances can be given that the Company will achieve success, without seeking additional financing. There also can be no assurances that the Form 1-A will result in additional financing or that any additional financing if required, can be obtained, or obtained on reasonable terms acceptable to the Company. These financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include, but are not limited to, estimates of the valuation allowance on deferred tax assets.

Cash and cash equivalents

Cash and cash equivalents include checking, savings, unrestricted deposits with investment-grade financial institutions, institutional money market funds, certificates of deposit and other short-term interest-bearing products. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At times, such investments may be in excess of FDIC insurance limits. As of September 30, 2023, we were not in excess of the FDIC limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. There were no cash equivalents on September 30, 2023.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and accounts payable. The carrying amount of these financial instruments approximate fair value due to the short-term nature of these instruments.

F-8

WORTHY WEALTH, INC.

Notes to the Financial Statements

For the Period from July 11, 2023 (Inception) through September 30, 2023

Fair Value Measurement

In accordance with ASC 820, Fair Value Measurement, we use a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a nonrecurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value.

The three tiers are defined as follows:

Level 1: Quoted prices in active markets or liabilities in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for assets or liabilities for which there is little or no market data, which require us to develop our own assumptions. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flows, or similar techniques, which incorporate our own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Revenue Recognition

We will recognize revenue in accordance with the guidance in FASB ASC 942 “Financial Services – Depository Lending”.

We will generate revenue primarily through interest earned.

We will also generate revenue through interest and dividends on investments and realized and unrealized gains on investments, which will all be included in other income (expense) in the statement of operations.

Allocation of expenses Incurred by Affiliate on Behalf of the Company

Costs incurred by our affiliate will be allocated to the Company for the purposes of preparing the financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method which allocates expenses based upon the percentage of employee time expended on the Company’s business as compared to total employee time. The proportional use basis was adopted to allocate shared costs is in accordance with the guidance of SEC Staff Accounting Bulletin (“SAB”) Topic 1B, Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity. Management has determined that the method of allocating costs to the Company is reasonable.

Management believes that the statements of operations include a reasonable allocation of costs and expenses incurred by the Company. However, such amounts may not be indicative of the actual level of costs and expenses that would have been incurred by the Company if it had operated as an independent company or of the costs and expenses expected to be incurred in the future.

F-9

WORTHY WEALTH, INC.

Notes to the Financial Statements

For the Period from July 11, 2023 (Inception) through September 30, 2023

Income taxes

Income taxes - The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.

Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which they operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results, or the ability to implement tax- planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of Topic 740. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to it’s financial position.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net , income (loss) by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company does not have any potentially dilutive debt or equity on September 30, 2023.

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

NOTE 5. INCOME TAXES

For the period ended September 30, 2023, the income tax provision for current taxes were $0.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The majority of temporary differences that result in deferred tax assets and liabilities are the results of net operating loss carryforwards.

F-10

WORTHY WEALTH, INC.

Notes to the Financial Statements

For the Period from July 11, 2023 (Inception) through September 30, 2023

The components of the net deferred tax assets for the period ended September 30, 2023, are as follows:

September 30, 2023
Net Operating Loss	$3,895
Less: Valuation allowance	(3,895)
Net deferred tax asset	$-

The net deferred tax assets have been fully offset by a valuation allowance on September 30, 2023. The increase in the valuation allowance was $3,895.

The table below summarizes the reconciliation of our income tax provision computed at the federal statutory rate of 21% for the period ended September 30, 2023, and the actual tax provisions for the period ended September 30, 2023.

September 30, 2023

Expected provision (benefit) at statutory rate	(21.0)%
State taxes	(3.6)%
Increase in valuation allowance	24.6%
Total provision (benefit) for income taxes	0.0%

On September 30, 2023, the Company had Federal net operating loss carry forwards of approximately $15,835. The net operating loss carry forward on September 30, 2023, can be carried forward indefinitely subject to annual usage limitations.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Legal contingencies

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

NOTE 7. EQUITY

The Company has authorized 10,000,000 shares of common stock. In July of 2023, the Company was founded with the sale of 3,000,000 shares of our $0.0001 per share par value common stock for $300, to our officers and directors. The company also sold 111,500 of common stock for cash for $2.00 per share to our officers and other investors.

NOTE 8. SUBSEQUENT EVENTS

The Company has evaluated these financial statements for subsequent events through December 13, 2023, the date these financial statements were available to be issued. Management is not aware of any events that have occurred subsequent to the balance sheet date that would require adjustment to, or disclosure in the financial statements.

F-11

Unaudited Pro Forma Condensed Combined Balance Sheet

Worthy Wealth, Worthy Property Bonds and Worthy Property Bonds 2

September 30, 2023

	Worthy Wealth, Inc.	Worthy Property Bonds, Inc.	Worthy Property Bonds 2, Inc.	Pro Forma Adjustments		Reference	Pro Forma Combined

ASSETS

Cash	$214,063	$1,149,740	$2,966,126	$30,000,000	$(30,000,000)		$4,329,929
Mortgage loans held for investment, net	-	25,473,318	3,008,610				28,481,928
Interest receivable	-	233,527	16,995				250,522
Investments	-	6,527,456	-				6,527,456
							-
Total Assets	$214,063	$33,384,041	$5,991,731	$30,000,000	$(30,000,000)		$39,589,835

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Accounts payable	$6,598	$4,326	$41				$10,965
Bond liabilities	-	34,230,290	6,218,949				40,449,239
Accrued interest	-	1,051,504	46,396				1,097,900
Accrued expenses	-	33,230	8,076				41,306
Due to affiliate	-	81,325	108,825				190,150
							-
Total Liabilities	6,598	35,400,675	6,382,287	-	-		41,789,560

Stockholders’ Equity
Common stock	311	-	-	300		A	611
Additional paid-in capital	222,989	219,800	78,120	29,999,700	(30,000,000)	A	520,609
Accumulated deficit	(15,835)	(2,247,391)	(468,676)				(2,731,902)
Accumulated other comprehensive loss	-	10,957	-				10,957
Total stockholders’ equity	207,465	(2,016,634)	(390,556)	30,000,000	(30,000,000)		(2,199,725)

Non-controlling interest							-

Total Liabilities and
Stockholders’ Equity	$214,063	$33,384,041	$5,991,731	30,000,000	(30,000,000)		$39,589,835

Book value per share	$0.07	$(20,166.34)	$(3,905.56)				$(0.36)

Shares of common stock outstanding	3,111,500	100	100	3,000,000			6,111,500

F-12

Unaudited Pro Forma Condensed Combined Statement of Operations

Worthy Wealth, Worthy Property Bonds and Worthy Property Bonds 2

Six months ended September 30, 2023 - except Worthy Wealth which is For the Period from July 11, 2023 (Inception) through September 30, 2023

	Worthy Wealth, Inc.	Worthy Property Bonds, Inc.	Worthy Property Bonds 2, Inc.	Pro Forma Adjustments	Reference	Pro Forma Combined

Operating Revenue
Interest on loans receivable	$-	$1,356,701	$45,893			$1,402,594

Cost of Revenue
Interest expense on bonds	-	907,826	49,560			957,386
Provision for loan losses	-	232,049	30,562			262,611
Total cost of revenue	-	1,139,875	80,122			1,219,997

Gross margin	-	216,826	(34,229)	-		182,597

Operating expenses:
General and administrative	15,835	264,444	92,632			372,911
Compensation and related expenses	-	674,550	274,916			949,466
Sales and Marketing	-	128,069	14,369			142,438
Total operating expenses	15,835	1,067,063	381,917	-		1,464,815

Other (income) expense:
Interest and dividends on investments	-	19,223	-			19,223
Total other (income) expense	-	19,223	-	-		19,223

Net loss	$(15,835)	$(831,014)	$(416,146)	$-		$(1,262,995)

F-13

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements (the “Pro Forma Statements”) present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Worthy Wealth, Inc. (“the “Company”) and the historical consolidated financial statements of both Worthy Property Bonds, Inc. and Worthy Property Bonds 2, Inc., after giving effect to the Acquisition and adjustments described in these footnotes, and are intended to reflect the impact of the Acquisition on the Company.

The Company is acquiring 100% of the equity in Worthy Property Bonds, Inc. and Worthy Property Bonds 2, Inc. from Worthy Financial, Inc. for $30,000,000.

The accompanying Pro Forma Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Worthy Wealth’s, Worthy Property Bond’s and Worthy Property Bond’s 2 operations. The accompanying Pro Forma Statements have been adjusted to reflect adjustments to Worthy Wealth’s historical financial information that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) to reclassify certain Worthy Property Bonds and Worthy Property Bonds 2 items to conform to Worthy Wealth’s presentation. The Unaudited Pro Forma Combined Statements of Operations reflect the Acquisition as if it had been completed on April 1, 2023. The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the Acquisition as if it was completed on September 30, 2023.

Note 2. Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the carrying value of the net assets acquired in the Acquisition. The following table summarizes the preliminary allocation of the purchase price as of the date of the Acquisition. The purchase price consists of the carrying value of Worthy Property Bonds, Inc. and Worthy Property Bonds 2, Inc. net assets as of September 30, 2023.

Preliminary Allocation
Total purchase consideration	$30,000,000

Total consideration	$30,000,000

Identifiable net assets acquired:
Cash	$4,115,866
Mortgage loans held for investment, net	28,481,928
Interest receivable	250,522
Investments	6,527,456
Accounts payable	(4,367)
Bond liabilities	(40,449,239)
Accrued interest	(1,097,900)
Accrued expenses	(41,306)
Due to affiliate	(190,150)
Net assets acquired	$(2,407,190)

Goodwill	-

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed combined statement of operations. The final purchase price allocation is subject to change as more detailed analyses are completed and additional information about fair value of assets acquired becomes available during the measurement period.

Note 3. Pro Forma Adjustments

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A. To record purchase price allocation to net assets of Worthy Property Bonds and Worthy Property Bonds 2, since this is a transaction between related parties no step up in basis is recorded. Also to record Worthy Wealth common stock offering of $30,000,000 for 3,000,000 common shares.

Purchase price allocation:
Consideration paid	$30,000,000

Allocated to:
Historical book value of Progressive Care, Inc. assets and liabilities	$(2,407,190)

Additional paid in capital	30,000,000

F-14

Worthy Wealth, Inc.

Best Efforts Offering of

$41,115,000 Maximum Offering Amount

of Common Shares

OFFERING CIRCULAR

________________, 2024

54

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1*	Broker-Dealer Agreement with Texture Capital, Inc.
1.2**	Technology License Fee Agreement
1.3**	Transfer Agent Agreement
2.1*	Articles of Incorporation
2.2*	Certificate of Amendment to Articles of Incorporation
2.3*	Bylaws
3.1**	Form of Selling Securityholder Offering Statement
4.1**	Form of Subscription Agreement
11.1*	Consent of Dickinson Wright PLLC (included in Exhibit 12.1).
11.2*	Consent of Assurance Dimensions
12.1*	Opinion of Dickinson Wright PLLC
27.1***	Audited Consolidated Financial Statements for Worthy Property Bonds, Inc., for the fiscal years ended March 31, 2023 and 2022. Incorporated herein by reference to the Form 1-K, filed on July 28, 2023.
27.2***	Audited Consolidated Financial Statements for Worthy Property Bonds 2, Inc., for the fiscal year ended February 28, 2023. Incorporated herein by reference to the Form 253(g)(1), filed on July 11, 2023.
27.3***	Form 1-SA for Worthy Property Bonds, Inc. filed on December 8, 2023.
27.4***	Form 1-SA for Worthy Property Bonds 2, Inc. filed on December 8, 2023.

* Filed herewith.

** To be filed via amendment.

*** Previously filed and incorporated by reference.

55

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 1 on Form 1-A/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on February 12, 2024.

Worthy Property Bonds, Inc.

By:	/s/ Sally Outlaw
Sally Outlaw
Chief Executive Officer

Pursuant to the requirements of Regulation A, this Amendment No. 1 on Form 1-A/A has been signed by the following persons in the capacities indicated on February 12, 2024.

Name	Positions	Date

/s/ Sally Outlaw	Chief Executive Officer and director	February 12, 2024
Sally Outlaw	(principal executive officer)

/s/ Alan Jacobs	Executive Vice President, Chief Operating Officer and director	February 12, 2024
Alan Jacobs	(principal financial and accounting officer)

/s/ Jungkun Centofanti	Senior Vice President, Chief Administrative Officer, and Secretary,	February 12, 2024
Jungkun Centofanti

/s/ Christopher Carter	Director	February 12, 2024
Christopher Carter

/s/ John Crittenden	Director	February 12, 2024
John Crittenden

56